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Oppenheimer International Growth Fund
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6803 South Tucson Way, Englewood, Colorado 80112

1.800.525.7048

Statement of Additional Information dated March 28, 2002

         This  Statement of Additional  Information  is not a Prospectus.  This document  contains  additional  information about the Fund and  supplements  information  in the  Prospectus  dated March 28, 2002. It should be read together with the
Prospectus.  You can obtain the Prospectus by writing to the Fund's Transfer Agent,  OppenheimerFunds Services, at P.O. Box
5270,  Denver,  Colorado 80217, or by calling the Transfer Agent at the toll-free  number shown above, or by downloading it from the OppenheimerFunds Internet website at www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund

About Your Account

Financial Information About the Fund

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A B O U T  T H E  F U N D
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Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal  investment policies and the main risks of the Fund are described in the
Prospectus.  This Statement of Additional Information contains supplemental  information about those policies and risks and the types of securities that the Fund's investment  Manager,  OppenheimerFunds,  Inc., can select for the Fund.  Additional information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's Investment  Policies.  The composition of the Fund's portfolio and the techniques and strategies that the Fund's
Manager  may use in  selecting  portfolio  securities  will  vary over  time.  The Fund is not  required  to use all of the investment  techniques  and  strategies  described  below at all times in seeking its goal.  It may use some of the special investment techniques and strategies at some times or not at all.

         |X|  Investments  in Stocks and Other Equity  Securities.  The Fund focuses its  investments  in common  stocks of foreign  growth  companies,  but it can  invest in other  equity  securities.  Equity  securities  include  common  stocks, preferred stocks,  rights and warrants,  and securities  convertible into common stock. The Fund can purchase securities of issuers having a small, medium or large market capitalization.

         Current income is not a criterion used to select  portfolio  securities.  However,  certain debt securities can be selected  for the  Fund's  portfolio  for  defensive  purposes.  The Fund can also  buy debt  securities  that the  Manager believes  might  offer some  opportunities  for capital  appreciation  when stocks are  disfavored,  including  convertible securities as discussed below.

         Securities of newer growth companies might offer greater  opportunities  for capital  appreciation than securities of large,  more  established  companies.  However,  these  securities  also involve  greater risks than  securities of more established  companies.  Securities of small  capitalization  issuers may be subject to greater price volatility in general than  securities of large-cap and mid-cap  companies.  Therefore,  to the degree that the Fund has  investments  in smaller capitalization companies at times of market volatility, the Fund's share price may fluctuate more.

                  |_| Growth  Companies.  Growth  companies are those companies that the Manager believes are entering into a growth cycle in their  business,  with the expectation  that their stock will increase in value.  They may be established companies as well as newer companies in the development stage.

         Growth  companies  might have a variety of  characteristics  that in the  Manager's  view  define them as "growth"
issuers. They might be generating or applying new technologies,  new or improved  distribution  techniques or new services.
They might own or develop natural  resources.  They might be companies that can benefit from changing  consumer  demands or lifestyles,  or companies  that have  projected  earnings in excess of the average for their  sector or  industry.  In each case, they have
prospects that the Manager believes are favorable for the long term. The portfolio manager of the
Fund looks for growth companies with strong, capable management, sound financial and accounting policies, successful product development and marketing and other factors.

                  |_| Convertible  Securities.  The value of a convertible security is a function of its "investment value"
and its  "conversion  value." If the investment  value exceeds the conversion  value,  the security will behave more like a debt  security,  and the  security's  price will likely  increase when interest rates fall and decrease when interest rates rise. If the  conversion  value exceeds the investment  value,  the security will behave more like an equity  security:  it will likely sell at a premium over its conversion  value,  and its price will tend to fluctuate  directly with the price of the underlying security.

         Convertible  securities  are debt  securities  that are  convertible  into an issuer's  common stock.  Convertible securities  rank senior to common stock in a  corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         While some convertible  securities are a form of debt security,  in many cases their conversion  feature (allowing conversion into equity  securities)  causes them to be regarded by the Manager more as "equity  equivalents."  As a result, the  rating  assigned  to the  security  has  less  impact  on the  Manager's  investment  decision  than  in the  case  of non-convertible debt fixed income securities.

         To determine whether convertible  securities should be regarded as "equity  equivalents," the Manager examines the following factors:
(1)      whether,  at the option of the investor,  the  convertible  security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the  convertible  security may be a defensive  "equity  substitute,"  providing the ability to participate in any appreciation in the price of the issuer's common stock.

                  |_| Rights and  Warrants.  The Fund can invest up to 5% of its total  assets in warrants or rights.  That
5% limit does not apply to warrants  and rights the Fund has acquired as part of units of  securities  or that are attached to other  securities that the Fund buys.  Warrants  basically are options to purchase equity  securities at specific prices valid for a specific  period of time.  Their  prices do not  necessarily  move  parallel  to the  prices of the  underlying securities.  Rights are similar to  warrants,  but  normally  have a short  duration  and are  distributed  directly by the issuer to its  shareholders.  Rights and  warrants  have no voting  rights,  receive no  dividends  and have no rights with respect to the assets of the issuer.

                  |_| Preferred Stock.  Preferred  stock,  unlike common stock, has a stated dividend rate payable from the corporation's  earnings.  Preferred stock dividends may be cumulative or non-cumulative.  "Cumulative"  dividend provisions require all or a portion of prior unpaid dividends to
be paid before  dividends can be paid on the issuer's common stock.  Preferred stock may be  "participating"  stock,  which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred  stocks may be less  attractive,  causing the price of the preferred stocks to decline.  Preferred stock may have mandatory  sinking fund provisions,  as well as provisions  allowing calls or  redemptions  prior to maturity,  which can also have a negative  impact on prices when  interest  rates  decline.
Preferred  stock generally has a preference  over common stock on the  distribution of a corporation's  assets in the event of liquidation of the  corporation.  The rights of preferred stock on  distribution of a corporation's  assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities.

         |X| Foreign  Securities.  "Foreign  securities"  include equity and debt  securities of companies  organized under the laws of  countries  other  than the  United  States  and of  governments  other  than  the  U.S.  government.  "Foreign securities"  also include  securities of companies  (including  those that are located in the U.S. or organized  under U.S.
law) that derive a significant portion of their revenue or profits from foreign  businesses,  investments or sales, or that have a significant  portion of their assets abroad.  Those securities may be traded on foreign  securities  exchanges or in the foreign over-the-counter markets.

         Securities of foreign  issuers that are represented by American  Depository  Receipts or that are listed on a U.S.
securities  exchange or traded in the U.S.  over-the-counter  markets,  and foreign  currencies,  are  considered  "foreign securities" for the purpose of the Fund's investment  allocations.  They are subject to some of the special  considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         The amount of the Fund's assets  invested in  securities  of issuers in a particular  country will vary over time, based upon the Manager's  evaluation  of the  investment  merits of  particular  issuers as well as the market and economic conditions in a particular  country or region.  Factors that might be considered  could include,  for example,  a country's balance of payments, inflation rate, economic self-sufficiency, and social and political factors.

         Investing in foreign  securities  offers  potential  benefits not available from investing solely in securities of domestic issuers.  They include the opportunity to invest in foreign issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business cycles  different from those of the U.S., or to reduce  fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets.

                  |_| Risks of Foreign  Investing.  Investments in foreign  securities may offer special  opportunities for investing but also present  special  additional  risks and  considerations  not typically  associated  with  investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in value of foreign  investments  due to changes in currency  rates or currency  control  regulations
              (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased  risks of  delays  in  settlement  of  portfolio  transactions  or loss of  certificates  for  portfolio securities;
o        possibilities  in  some  countries  of  expropriation,  confiscatory  taxation,  political,  financial  or  social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

                  In the past, U.S.  Government  policies have discouraged  certain  investments abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

                  |_| Special Risks of Emerging  Markets.  Emerging and  developing  markets  abroad may also offer special opportunities  for growth investing but have greater risks than more developed  foreign  markets,  such as those in Europe,
Canada,  Australia,  New Zealand and Japan. There may be even less liquidity in their securities  markets,  and settlements of  purchases  and sales of  securities  may be  subject  to  additional  delays.  They are  subject  to  greater  risks of limitations  on the  repatriation  of income and profits  because of currency  restrictions  imposed by local  governments.
Those  countries may also be subject to the risk of greater  political and economic  instability,  which can greatly affect the volatility of prices of securities in those countries.

         |X|  Portfolio  Turnover.  "Portfolio  turnover"  describes  the  rate at  which  the Fund  traded  its  portfolio securities  during its last fiscal year. For example,  if a fund sold all of its securities  during the year, its portfolio turnover rate would have been 100%.  The Fund's  portfolio  turnover rate will  fluctuate  from year to year. The Fund does not expect to have a portfolio turnover rate of more than 100% annually.

         Increased  portfolio  turnover creates higher brokerage and transaction costs for the Fund, which could reduce its overall  performance.  Additionally,  the  realization  of capital gains from selling  portfolio  securities  may result in distributions  of taxable  long-term  capital gains to  shareholders,  since the Fund will normally  distribute  all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques and  Strategies.  In seeking its  objective,  the Fund from time to time can use the types of investment  strategies and investments  described  below.  It is not required to use all of these  strategies at all times, and at times might not use them.

         |X|  Investing  in  Small,  Unseasoned  Companies.  The  Fund  can  invest  in  securities  of  small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including  the  operations of any predecessors.  Securities  of these  companies  may be subject to  volatility  in their  prices.  They might have a limited trading  market,  which  could  adversely  affect the  Fund's  ability to dispose of them and can reduce the price the Fund might be able to obtain for them.  Other  investors  that own a  security  issued by a small,  unseasoned  issuer for which there is limited  liquidity  might  trade the  security  when the Fund is  attempting  to dispose of its  holdings  of that security.  In that case the Fund might  receive a lower price for its holdings than might  otherwise be obtained.  The Fund has no limit on the amount of its net assets that may be invested in those securities.

         |X| Investing in Debt  Securities.  While the Fund does not invest for the purpose of seeking current  income,  at times the Fund can  invest in debt  securities,  including  the  convertible  debt  securities  described  above  under the description  of  equity  investments.  Debt  securities  also can be  selected  for  investment  by the Fund for  defensive purposes,  as described below. For example,  when the stock market is volatile, or when the portfolio manager believes that growth  opportunities  in stocks are not  attractive,  certain  debt  securities  might  provide  not only offer  defensive opportunities but also some opportunities for capital appreciation.

         The Fund's debt investments can include  corporate bonds and notes of foreign or U.S.  companies,  as well as U.S.
and foreign  government  securities.  It is not expected  that this will be a  significant  portfolio  strategy of the Fund under normal  market  circumstances,  and the Fund  normally  does not intend to invest more than 5% of its total assets in debt securities.

                  |_| Credit  Risk.  Debt  securities  are subject to credit  risk.  Credit risk  relates to the ability of the issuer of a debt  security to make  interest or  principal  payments on the  security as they become due. If the issuer fails to pay  interest,  the Fund's  income may be reduced and if the issuer  fails to repay  principal,  the value of that bond and of the Fund's  shares  may be  reduced.  The  Manager  may rely to some  extent on credit  ratings  by  nationally recognized rating agencies in evaluating the credit risk of securities  selected for the Fund's portfolio.  It may also use its own research and analysis.  Many factors affect an issuer's  ability to make timely  payments,  and the credit risks of a particular security may change over time.

         While the Fund can invest in  higher-yielding  lower-grade debt securities  (that is,  securities below investment grade),  its debt  investments  will generally be investment  grade.  Those are securities rated in the four highest rating categories of Standard & Poor's  Rating  Service or Moody's  Investors  Service,  Inc.  ("Moody's"),  or having  equivalent ratings  from other  nationally  recognized  rating  agencies  or, in the case of unrated  securities,  comparable  ratings assigned to a security by the Manager.

         The Fund can  invest in  securities  rated as low as "C" or "D" or which are in  default  when the Fund buys them.
Securities  rated  "Baa" by Moody's or "BBB" by  Standard & Poor's are  considered  investment  grade but may be subject to greater  market  fluctuations  and  risks of loss of  income  and  principal  than  higher  grade  securities.  They may be considered to have  speculative  elements.  The Fund can also buy unrated  securities to which the Manager assigns a rating based upon its evaluation of the yield and risks of comparable  rated  securities.  The Fund is not obligated to dispose of a security if the rating is reduced  after the Fund buys the  security,  but the Manager will monitor  those  securities to determine whether they should be retained in the Fund's portfolio.

                  |_| Interest Rate Risks.  In addition to credit risks,  debt  securities  are subject to changes in value when  prevailing  interest rates change.  When interest rates fall, the values of  outstanding  debt  securities  generally rise, and the bonds may sell for more than their face amount.  When interest  rates rise,  the values of  outstanding  debt securities  generally  fall,  and the bonds may sell at a discount  from their face  amount.  The  magnitude of these price changes is generally  greater for bonds with longer  maturities.  Therefore,  when the average  maturity of the Fund's debt securities is longer, its share price may fluctuate more when interest rates change.

         |X| Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. It might do so for:
o        liquidity  purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds from sales of Fund shares, or
o        pending the settlement of portfolio securities transactions, or
o        for temporary defensive purposes, as described below.

         In a repurchase  transaction,  the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an  agreed-upon  future date.  The resale price  exceeds the purchase  price by an amount that  reflects an agreed-upon  interest rate effective for the period during which the repurchase  agreement is in effect.  Approved  vendors include U.S.  commercial  banks,  U.S.  branches of foreign banks, or  broker-dealers  that have been designated as primary dealers in government securities. They must meet credit requirements set by the Manager from time to time.

         The  majority of these  transactions  run from day to day, and delivery  pursuant to the resale  typically  occurs within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond  seven days are subject to the
Fund's limits on holding illiquid  investments.  The Fund will not enter into a repurchase  agreement that causes more than
10% of its net assets to be subject to  repurchase  agreements  having a maturity  beyond seven days.  There is no limit on the amount of the  Fund's net assets  that may be subject  to  repurchase  agreements  having  maturities  of seven days or less.

         Repurchase  agreements,  considered "loans" under the Investment Company Act, are collateralized by the underlying security.  The Fund's  repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the value of the  collateral  must  equal or exceed the  repurchase  price to fully  collateralize  the  repayment  obligation.
However,  if the vendor fails to pay the resale price on the  delivery  date,  the Fund may incur costs in disposing of the collateral and may  experience  losses if there is any delay in its ability to do so. The Manager will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         |X| Illiquid and  Restricted  Securities.  Under the policies and  procedures  established  by the Fund's Board of
Trustees,  the  Manager  determines  the  liquidity  of certain of the Fund's  investments.  To enable the Fund to sell its holdings of a  restricted  security  not  registered  under the  Securities  Act of 1933,  the Fund may have to cause those securities to be  registered.  The expenses of  registering  restricted  securities  may be negotiated by the Fund with the issuer at the time the Fund buys the securities.  When the Fund must arrange  registration  because the Fund wishes to sell the  security,  a  considerable  period may elapse  between the time the decision is made to sell the security and the time the  security  is  registered  so that the Fund  could  sell  it.  The Fund  would  bear the  risks of any  downward  price fluctuation during that period.

         The Fund can also acquire  restricted  securities  through private  placements.  Those securities have contractual restrictions  on their public resale.  Those  restrictions  might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations  that apply to purchases of restricted  securities,  as stated in the  Prospectus.  Those percentage  restrictions  do not  limit  purchases  of  restricted  securities  that are  eligible  for  sale to  qualified institutional  purchasers  under Rule 144A of the Securities Act of 1933, if those  securities  have been  determined to be liquid by the Manager under  Board-approved  guidelines.  Those  guidelines take into account the trading activity for such securities  and the  availability  of reliable  pricing  information,  among other  factors.  If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

         Illiquid  securities include repurchase  agreements  maturing in more than seven days and participation  interests that do not have puts exercisable within seven days.

         |X|  Loans  of  Portfolio  Securities.  To raise  cash for  liquidity  purposes,  the Fund can lend its  portfolio securities to brokers,  dealers and other types of financial  institutions approved by the Fund's Board of Trustees.  These loans are  limited to not more than 25% of the value of the Fund's  total  assets.  The Fund  currently  does not intend to engage in loans of securities, but if it does so, such loans will not likely exceed 5% of the Fund's total assets.

         There are some risks in  connection  with  securities  lending.  The Fund might  experience  a delay in  receiving additional  collateral to secure a loan,  or a delay in recovery of the loaned  securities  if the borrower  defaults.  The
Fund must receive collateral for a loan. Under current applicable  regulatory  requirements  (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned  securities.  It must consist of cash,  bank  letters of credit,  securities  of the U.S.  government  or its agencies or  instrumentalities,  or other cash equivalents  in which the Fund is permitted to invest.  To be acceptable as  collateral,  letters of credit must obligate a bank to pay  amounts  demanded by the Fund if the demand  meets the terms of the letter.  The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

         When it lends securities,  the Fund receives amounts equal to the dividends or interest on loaned  securities.  It also receives one or more of (a) negotiated loan fees, (b) interest on securities  used as collateral,  and (c) interest on any  short-term  debt  securities  purchased  with such loan  collateral.  Either type of  interest  may be shared with the borrower.  The Fund may also pay reasonable  finders',  custodian and  administrative  fees in connection with these loans.
The terms of the Fund's  loans must meet  applicable  tests  under the  Internal  Revenue  Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

         |X|  Borrowing  for  Leverage.  The Fund has the  ability to borrow up to 10% of the value of its net assets  from banks on an unsecured basis to invest the borrowed funds in portfolio  securities.  This speculative  technique is known as
"leverage." The Fund may borrow only from banks. Under current regulatory requirements,  borrowings can be made only to the extent that the value of the Fund's assets,  less its liabilities  other than borrowings,  is equal to at least 300% of all borrowings  (including  the proposed  borrowing).  If the value of the Fund's assets fails to meet this 300% asset coverage requirement,  the Fund will reduce its bank debt within three days to meet the  requirement.  To do so, the Fund might have to sell a portion of its investments at a disadvantageous time.

         The Fund will pay interest on these loans,  and that interest  expense will raise the overall expenses of the Fund and reduce its returns.  If it does  borrow,  its expenses  will be greater  than  comparable  funds that do not borrow for leverage.  Additionally,  the Fund's net asset value per share might  fluctuate more than that of funds that do not borrow.
Currently,  the Fund  does  not  contemplate  using  this  technique,  but if it does so,  it will  not  likely  do so to a substantial degree.

         |X|  Derivatives.  The Fund can invest in a variety of derivative  investments to seek income for liquidity  needs or for hedging purposes. Some derivative investments the Fund can use are the hedging instruments described below in this Statement of Additional  Information.  However, the Fund does not use, and does not currently contemplate using, derivatives or hedging instruments to a significant degree.

         Some of the derivative  investments the Fund can use include "debt  exchangeable for common stock" of an issuer or
"equity-linked  debt securities" of an issuer.  At maturity,  the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's  common stock at the time of maturity.  Both  alternatives present a risk that the amount
payable at maturity  will be less than the  principal  amount of the debt  because the price of the  issuer's  common stock might not be as high as the Manager expected.

         |X| Hedging.  Although the Fund does not  anticipate  the extensive use of hedging  instruments,  the Fund can use them.  It is not required to do so in seeking its goal. To attempt to protect  against  declines in the market value of the
Fund's  portfolio,  to  permit  the Fund to  retain  unrealized  gains in the  value of  portfolio  securities  which  have appreciated, or to facilitate selling securities for investment reasons, the Fund could:
o        sell futures contracts,
o        buy puts on such futures or on securities, or
o        write  covered calls on  securities  or futures.  Covered  calls can also be used to seek income,  but the Manager does not expect to engage extensively in that practice.

         The Fund can use  hedging  to  establish  a  position  in the  securities  market as a  temporary  substitute  for purchasing particular  securities.  In that case the Fund would normally seek to purchase the securities and then terminate that hedging  position.  The Fund might also use this type of hedge to attempt to protect against the possibility  that its portfolio securities would not be fully included in a rise in value of the market. To do so the Fund could:
o        buy futures, or
o        buy calls on such futures or on securities.

         The Fund's  strategy of hedging with futures and options on futures will be  incidental  to the Fund's  activities in the underlying  cash market.  The particular  hedging  instruments  the Fund can use are described  below.  The Fund may employ new hedging  instruments and strategies  when they are developed,  if those  investment  methods are consistent with the Fund's investment objective and are permissible under applicable regulations governing the Fund.

                  |_|  Futures.  The Fund  can buy and sell  futures  contracts  that  relate  to (1)  broadly-based  stock indices (these are referred to as "stock index  futures"),  and (2) foreign  currencies  (these are referred to as "forward contracts").

         A  broadly-based  stock index is used as the basis for trading  stock index  futures.  In some cases these futures may be based on stocks of issuers in a particular  industry or group of industries.  A stock index assigns  relative values to the common stocks  included in the index and its value  fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly.  These contracts obligate the seller to deliver,  and the purchaser to take, cash to settle the futures  transaction.  There is no delivery  made of the  underlying  securities to settle the futures  obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         No money is paid or  received  by the Fund on the  purchase  or sale of a  future.  Upon  entering  into a futures transaction,  the Fund will be required to deposit an initial  margin  payment with the futures  commission  merchant  (the
"futures  broker").  Initial margin payments will be deposited with the Fund's  custodian bank in an account  registered in the futures broker's name. However, the futures broker can gain access to that account  only under  specified  conditions.
As the future is marked to market (that is, its mvalue on the  Fund's  books is  changed)  to reflect  changes  in its market value,  subsequent  margin  payments,  called variation margin, will be paid to or by the futures broker daily.

         At any time  prior to  expiration  of the  future,  the Fund may  elect to close  out its  position  by  taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be paid by or  released to the Fund.  Any loss or gain on the future is then  realized  by the Fund for tax  purposes.  All futures transactions  (except forward  contracts) are effected  through a  clearinghouse  associated with the exchange on which the contracts are traded.

                  |_| Put and Call  Options.  The Fund can buy and sell  certain  kinds of put  options  ("puts")  and call options ("calls").  The Fund can buy and sell exchange-traded and  over-the-counter  put and call options,  including index options, securities options, currency options, and options on the other types of futures described above.

                  |_| Writing  Covered Call Options.  The Fund can write (that is, sell) covered  calls.  If the Fund sells a call  option,  it must be  covered.  That  means the Fund must own the  security  subject  to the call  while the call is outstanding,  or, for certain types of calls,  the call may be covered by identifying  liquid assets on the Fund's books to enable the Fund to satisfy its  obligations  if the call is exercised.  Up to 25% of the Fund's total assets may be subject to calls the Fund writes.

         When the Fund writes a call on a security,  it receives cash (a premium).  The Fund agrees to sell the  underlying security to a purchaser of a  corresponding  call on the same  security  during the call period at a fixed  exercise  price regardless  of market  price  changes  during the call period.  The call period is usually not more than nine  months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has the risk of loss that the price of the underlying  security may decline  during the call period.  That risk may be offset to some extent by the premium the
Fund  receives.  If the value of the investment  does not rise above the call price,  it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index,  it receives  cash (a premium).  If the buyer of the call  exercises  it, the Fund will pay an amount of cash equal to the difference  between the closing price of the call and the exercise  price, multiplied by a specified multiple that determines the total value of the call for each point of  difference.  If the value of the  underlying  investment  does not rise above the call price, it is likely that the call will lapse without being exercised.  In that case, the Fund would keep the premium.

         The Fund's  custodian  bank, or a securities  depository  acting for the Custodian,  will act as the Fund's escrow agent,  through the facilities of the Options  Clearing  Corporation  ("OCC"),  as to the investments on which the Fund has written  calls traded on exchanges or as to other  acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the  securities  on the  expiration  of the option or when the Fund enters into a closing transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary U.S.
government  securities  dealer  which will  establish  a formula  price at which the Fund will have the  absolute  right to repurchase  that OTC option.  The formula  price will  generally  be based on a multiple  of the premium  received  for the option,  plus the amount by which the option is  exercisable  below the market price of the  underlying  security (that is, the  option is "in the  money").  When the Fund  writes an OTC  option,  it will treat as  illiquid  (for  purposes  of its restriction on holding  illiquid  securities)  the  mark-to-market  value of any OTC option it holds,  unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its  obligation on a call it has written,  the Fund may purchase a  corresponding  call in a "closing purchase  transaction."  The Fund will then realize a profit or loss,  depending  upon whether the net of the amount of the option  transaction  costs and the  premium  received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the  transaction.  The Fund may realize a profit if the call expires  unexercised,  because the Fund will retain the  underlying  security  and the premium it received  when it wrote the call.  Any such  profits are considered  short-term  capital  gains  for  Federal  income  tax  purposes,  as are the  premiums  on lapsed  calls.  When distributed  by the Fund they are taxable as ordinary  income.  If the Fund cannot  effect a closing  purchase  transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

         The  Fund  can also  write  calls on a  futures  contract  without  owning  the  futures  contract  or  securities deliverable under the contract.  To do so, at the time the call is written,  the Fund must cover the call by identifying on its books an  equivalent  dollar amount of liquid assets on the Fund's  books.  The Fund will  identify  additional  liquid assets on the Fund's  books if the value of the  identified  assets  drops below 100% of the  current  value of the future.
Because of this  segregation  requirement,  in no  circumstances  would the Fund's receipt of an exercise notice as to that future require the Fund to deliver a futures contract.  It would simply put the Fund in a short futures position,  which is permitted by the Fund's hedging policies.

                           |_| Writing Put Options.  The Fund can sell put options.  A put option on  securities  gives the purchaser the right to sell, and the writer the  obligation to buy, the underlying  investment at the exercise price during the  option  period.  The Fund  will not write  puts if, as a result,  more  than 50% of the  Fund's  net  assets  would be required to be identified to cover such put options.

         If the Fund writes a put, the put must be covered by liquid assets  identified  on the Fund's  books.  The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying  investment  remains equal to or above the exercise price of the put.  However,  the Fund also assumes the obligation  during the option period to buy the  underlying  investment  from the buyer of the put at the exercise  price,  even if the value of the  investment  falls below the exercise  price.  If a put the Fund has written  expires  unexercised,  the Fund realizes a gain in the amount of the premium  less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must  fulfill its  obligation  to purchase  the  underlying  investment  at the  exercise  price.  That price  will  usually  exceed the market  value of the investment  at that time. In that case,  the Fund may incur a loss if it sells the  underlying  investment.  That loss will be equal to the sum of the sale price of the underlying  investment and the premium  received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security,  to secure its  obligation  to pay for the  underlying  security the Fund will  deposit  in  escrow  liquid  assets  with a value  equal to or  greater  than the  exercise  price of the  underlying securities.  The Fund therefore  forgoes the opportunity of investing the identified  assets or writing calls against those assets.

         As long as the Fund's  obligation  as the put writer  continues,  it may be  assigned  an  exercise  notice by the broker-dealer  through  which the put was sold.  That notice  will  require  the Fund to take  delivery  of the  underlying security  and pay the  exercise  price.  The Fund has no control  over when it may be required to purchase  the  underlying security,  since it may be  assigned an  exercise  notice at any time prior to the  termination  of its  obligation  as the writer of the put. That  obligation  terminates  upon  expiration of the put. It may also  terminate if, before it receives an exercise  notice,  the Fund effects a closing  purchase  transaction  by purchasing a put of the same series as it sold.
Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may decide to effect a closing  purchase  transaction to realize a profit on an outstanding put option it has written or to prevent the  underlying  security  from being put.  Effecting a closing  purchase  transaction  will also permit the Fund to write  another put option on the  security,  or to sell the security and use the proceeds  from the sale for other  investments.  The Fund will realize a profit or loss from a closing  purchase  transaction  depending on whether the cost of the  transaction  is less or more than the premium  received  from  writing the put  option.  Any profits  from writing puts are  considered  short-term  capital gains for Federal tax purposes,  and when  distributed  by the Fund,  are taxable as ordinary income.

                  |_|  Purchasing  Calls and Puts.  The Fund can purchase  calls to protect  against the  possibility  that the Fund's  portfolio  will not  participate in an anticipated  rise in the  securities  market.  When the Fund buys a call
(other  than in a closing  purchase  transaction),  it pays a  premium.  The Fund then has the right to buy the  underlying investment  from a seller of a  corresponding  call on the same  investment  during  the call  period  at a fixed  exercise price.  The Fund  benefits  only if it sells the call at a profit or if,  during the call  period,  the market price of the underlying  investment is above the sum of the call price plus the transaction  costs and the premium paid for the call and the Fund  exercises  the call.  If the Fund does not  exercise  the call or sell it (whether or not at a profit),  the call will  become  worthless  at its  expiration  date.  In that case the Fund will have paid the  premium but lost the right to purchase the underlying investment.

         The Fund  can buy  puts  whether  or not it  holds  the  underlying  investment  in its  portfolio.  When the Fund purchases a put, it pays a premium and,  except as to puts on indices,  has the right to sell the underlying  investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

         Buying a put on securities  or futures the Fund owns enables the Fund to attempt to protect  itself during the put period  against a decline in the value of the  underlying  investment  below the exercise  price by selling the  underlying investment at the exercise price to a seller of a  corresponding  put. If the market price of the underlying  investment is equal to or above the exercise price and, as a result,  the put is not exercised or resold,  the put will become  worthless at its  expiration  date.  In that  case the Fund  will have  paid the  premium  but lost the right to sell the  underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

         Buying a put on an  investment  the Fund  does not own (such as an index or  future)  permits  the Fund  either to resell  the put or to buy the  underlying  investment  and sell it at the  exercise  price.  The  resale  price  will  vary inversely  to the price of the  underlying  investment.  If the  market  price of the  underlying  investment  is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

         When the Fund purchases a call or put on an index or future,  it pays a premium,  but settlement is in cash rather than by delivery of the  underlying  investment to the Fund.  Gain or loss depends on changes in the index in question (and thus on price movements in the securities  market  generally)  rather than on price  movements in individual  securities or futures contracts.

         The Fund can buy a call or put only if,  after the  purchase,  the value of all call and put  options  held by the
Fund will not exceed 5% of the Fund's total assets.

                  |_|  Buying  and  Selling  Options  on  Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign  currencies.  They  include  puts  and  calls  that  trade  on a  securities  or  commodities  exchange  or in  the over-the-counter  markets or are quoted by major  recognized  dealers in such  options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar  value of foreign  securities  and  increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager  anticipates  a rise in the dollar value of a foreign  currency in which  securities to be acquired are  denominated,  the increased cost of those  securities may be partially  offset by purchasing  calls or writing puts on that foreign  currency.  If the Manager  anticipates  a decline in the dollar value of a foreign  currency,  the decline in the dollar value of portfolio  securities  denominated  in that  currency  might be  partially  offset by writing  calls or purchasing  puts on that foreign  currency.  However,  the  currency  rates could  fluctuate in a direction  adverse to the
Fund's  position.  The Fund will then have incurred option premium  payments and transaction  costs without a corresponding benefit.

         A call the Fund  writes on a foreign  currency  is  "covered"  if the Fund owns the  underlying  foreign  currency covered by the call or has an absolute and  immediate  right to acquire  that  foreign  currency  without  additional  cash consideration  (or it can do so for additional  cash  consideration  held in an identified  account by its custodian  bank)
upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund could write a call on a foreign  currency to provide a hedge  against a decline in the U.S.  dollar value of a security  which the Fund owns or has the right to acquire and which is  denominated  in the  currency  underlying  the option. That decline might be one that occurs due to an
expected adverse change in the exchange rate. This is known as a  "cross-hedging"  strategy.  In those  circumstances,  the
Fund covers the option by maintaining cash, U.S.  government  securities or other liquid,  high-grade debt securities in an amount equal to the exercise price of the option, in an identified account with the Fund's custodian bank.

                  |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires  special skills and knowledge of investment  techniques that are different than what is required for normal  portfolio  management.  If the
Manager uses a hedging  instrument  at the wrong time or judges  market  conditions  incorrectly,  hedging  strategies  may reduce the Fund's return.  The Fund could also  experience  losses if the prices of its futures and options  positions were not correlated with its other investments.

         The Fund's option activities could affect its portfolio turnover rate and brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related  portfolio  securities,  thus  increasing its turnover rate.
The exercise by the Fund of puts on securities will cause
the sale of underlying  investments,  increasing  portfolio  turnover.  Although the decision  whether to exercise a put it holds is within the Fund's  control,  holding a put might cause the Fund to sell the related  investments  for reasons that would not exist in the absence of the put.

         The Fund could pay a brokerage  commission  each time it buys a call or put, sells a call or put, or buys or sells an  underlying  investment  in  connection  with the  exercise  of a call or put.  Those  commissions  could be higher on a relative  basis than the  commissions  for direct  purchases  or sales of the  underlying  investments.  Premiums  paid for options are small in relation to the market value of the underlying investments.  Consequently,  put and call options offer large amounts of leverage. The leverage  offered by trading in options  could result in the Fund's net asset value being more  sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an  investment  that has  increased in value,  the Fund will be  required to sell the  investment  at the call price.  It will not be able to realize any profit if the  investment  has increased in value above the call price.

         An option  position  may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance  that a liquid  secondary  market will exist for any particular  option.  The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on  broadly-based  indices or futures to attempt to protect  against  declines in the value of the Fund's  portfolio  securities.  The risk is that the prices of the  futures  or the  applicable  index will  correlate  imperfectly  with the  behavior  of the cash  prices of the Fund's securities.  For example,  it is possible  that while the Fund has used hedging  instruments  in a short hedge,  the market might advance and the value of the  securities  held in the Fund's  portfolio  might decline.  If that  occurred,  the Fund would lose money on the  hedging  instruments  and also  experience  a decline  in the value of its  portfolio  securities.
However,  while this could occur for a very brief period or to a very small  degree,  over time the value of a  diversified portfolio of  securities  will tend to move in the same  direction as the indices  upon which the hedging  instruments  are based.

         The risk of  imperfect  correlation  increases  as the  composition  of the  Fund's  portfolio  diverges  from the securities  included in the applicable index. To compensate for the imperfect  correlation of movements in the price of the portfolio  securities  being  hedged and  movements  in the price of the  hedging  instruments,  the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio  securities being hedged. It might do so if the historical  volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The  ordinary  spreads  between  prices  in the cash and  futures  markets  are  subject  to  distortions,  due to differences in the nature of those markets.  First,  all  participants  in the futures market are subject to margin deposit and maintenance  requirements.  Rather than meeting  additional  margin deposit  requirements,  investors may close futures contracts  through  offsetting  transactions  which  could  distort  the normal  relationship  between the cash and futures markets.  Second,  the  liquidity of the futures  market  depends on  participants  entering into  offsetting  transactions rather than  making or taking  delivery.  To the extent  participants  decide to make or take  delivery,  liquidity  in the futures market could be reduced,  thus producing  distortion.  Third,  from the point of view of  speculators,  the deposit requirements  in the futures  market are less  onerous  than margin  requirements  in the  securities  markets.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging  instruments to establish a position in the securities markets as a temporary  substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might  decline.  If the Fund then  concludes not to invest in securities  because of concerns that the market might decline further or for other reasons,  the Fund will realize a loss on the hedging  instruments that is not offset by a reduction in the price of the securities purchased.

                  |_| Forward  Contracts.  Forward  contracts are foreign  currency  exchange  contracts.  They are used to buy or sell  foreign  currency  for  future  delivery  at a fixed  price.  The Fund  uses them to try to "lock in" the U.S.
dollar  price of a security  denominated  in a foreign  currency  that the Fund has bought or sold,  or to protect  against possible  losses  from  changes in the  relative  values of the U.S.  dollar and a foreign  currency.  The Fund  limits its exposure in foreign currency exchange  contracts in a particular  foreign currency to the amount of its assets  denominated in that currency or a  closely-correlated  currency.  The Fund can also use  "cross-hedging"  where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward contract,  one party agrees to purchase,  and another party agrees to sell, a specific currency at a future  date.  That date may be any fixed number of days from the date of the  contract  agreed upon by the parties.  The transaction  price is set at the time the contract is entered into.  These  contracts are traded in the  inter-bank  market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund can use forward  contracts to protect  against  uncertainty in the level of future  exchange  rates.  The use of forward  contracts does not eliminate the risk of fluctuations  in the prices of the underlying  securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance.  Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency,  at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund enters into a contract for the  purchase or sale of a security  denominated  in a foreign  currency, or when it  anticipates  receiving  dividend  payments in a foreign  currency,  the Fund might desire to "lock-in" the U.S.
dollar price of the security or the U.S. dollar  equivalent of the dividend  payments.  To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency  involved in the underlying  transaction,  in a fixed amount of U.S.  dollars per unit of the foreign  currency.  This is called a "transaction  hedge." The  transaction hedge will  protect  the Fund  against a loss from an  adverse  change in the  currency  exchange  rates  during the period between the date on which the  security is  purchased  or sold or on which the payment is  declared,  and the date on which the payments are made or received.

         The Fund could also use  forward  contracts  to lock in the U.S.  dollar  value of  portfolio  positions.  This is called a "position  hedge." When the Fund believes that foreign  currency  might suffer a substantial  decline  against the
U.S. dollar,  it could enter into a forward contract to sell an amount of that foreign currency  approximating the value of some or all of the Fund's  portfolio  securities  denominated  in that foreign  currency.  When the Fund  believes that the
U.S. dollar might suffer a substantial  decline against a foreign  currency,  it could enter into a forward contract to buy that foreign  currency for a fixed dollar  amount.  Alternatively,  the Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold  pursuant to its forward  contract will fall  whenever  there is a decline in the U.S.  dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short  positions  in these cases by  identifying  to its  custodian  bank assets  having a value  equal to the  aggregate  amount of the  Fund's  commitment  under  forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such  contracts if the  consummation  of the contracts  would obligate the
Fund to deliver an amount of foreign  currency in excess of the value of the Fund's  portfolio  securities  or other assets denominated in that currency or another currency that is the subject of the hedge.

         However,  to avoid excess  transactions  and  transaction  costs,  the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio  securities or other assets  denominated in foreign  currencies if the excess amount is "covered" by liquid  securities  denominated in any currency.  The cover must be at least equal at all times to the amount of that  excess.  As one  alternative,  the Fund may  purchase  a call  option  permitting  the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward  contract  price.  As another  alternative,  the Fund may  purchase a put  option  permitting  the Fund to sell the amount of foreign  currency  subject to a forward  purchase  contract at a price as high or higher than the forward contact price.

         The precise  matching of the amounts under forward  contracts and the value of the securities  involved  generally will not be  possible  because  the  future  value of  securities  denominated  in  foreign  currencies  will  change  as a consequence  of market  movements  between the date the forward  contract is entered into and the date it is sold.  In some cases the  Manager  might  decide to sell the  security  and  deliver  foreign  currency  to settle the  original  purchase obligation.  If the market  value of the  security is less than the amount of foreign  currency  the Fund is  obligated  to deliver,  the Fund might have to purchase  additional  foreign  currency on the "spot" (that is, cash) market to settle the security  trade. If the market value of the security  instead exceeds the amount of foreign  currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign  currency  received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful execution of a short-term  hedging strategy is highly uncertain.  Forward contracts involve the risk that anticipated  currency  movements will  not be  accurately  predicted,  causing  the  Fund  to  sustain  losses  on  these  contracts  and to pay  additional transactions  costs.  The use of  forward  contracts  in this  manner  might  reduce the  Fund's  performance  if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity of a forward  contract  requiring  the Fund to sell a  currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the  alternative  the Fund might retain the security and offset its  contractual  obligation  to deliver the currency by purchasing a second  contract.  Under that contract  the Fund will  obtain,  on the same  maturity  date,  the same amount of the  currency  that it is  obligated  to deliver.  Similarly,  the Fund might  close out a forward  contract  requiring  it to  purchase  a  specified  currency  by entering  into a second  contract  entitling it to sell the same amount of the same  currency on the  maturity  date of the first  contract.  The Fund would realize a gain or loss as a result of entering into such an  offsetting  forward  contract under  either  circumstance.  The gain or loss will depend on the extent to which the  exchange  rate or rates  between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts  vary with factors such as the  currencies  involved,  the length of the contract period and the market  conditions  then  prevailing.  Because forward  contracts are usually entered into on a principal  basis,  no brokerage fees or commissions  are involved.  Because these  contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although  the Fund values its assets  daily in terms of U.S.  dollars,  it does not intend to convert its holdings of foreign  currencies into U.S.  dollars on a daily basis.  The Fund may convert  foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit  based on the  difference  between the prices at which they buy and sell  various  currencies.  Thus, a dealer might offer to sell a foreign  currency to the Fund at one rate,  while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

                  |_| Regulatory  Aspects of Hedging  Instruments.  When using futures and options on futures,  the Fund is required to operate within certain  guidelines  and  restrictions  with respect to the use of futures as established by the
Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements  of Rule 4.5 adopted by the CFTC. The Rule does not limit the percentage of the Fund's assets that may be used for futures margin and related  options  premiums for a bona fide hedging  position.  However,  under the Rule,  the Fund must limit its aggregate  initial  futures  margin and related options  premiums to not more than 5% of the Fund's net assets for hedging  strategies  that are not  considered  bona fide hedging strategies under the Rule. Under the Rule,  the Fund must also use short futures and options on futures solely for bona fide hedging  purposes  within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions  in  options  by the Fund are  subject  to  limitations  established  by the  option  exchanges.  The exchanges  limit the  maximum  number of options  that may be written or held by a single  investor  or group of  investors acting in concert.  Those  limits  apply  regardless  of whether  the  options  were  written or  purchased  on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through one or more brokers.  Thus,  the number of options that the Fund may write or hold may be affected by options  written or held by other entities,  including other investment  companies having the same Advisor as the Fund (or an Advisor that is an affiliate of the Fund's  Advisor).  The  exchanges  also impose  position  limits on futures  transactions.  An  exchange  may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment  Company Act, when the Fund purchases a future,  it must maintain liquid assets, in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

                  |_| Tax Aspects of Hedging  Instruments.  Certain foreign currency  exchange  contracts in which the Fund may invest are treated as "Section 1256 contracts"  under the Internal  Revenue Code. In general,  gains or losses relating to Section 1256 contracts are  characterized  as 60% long-term and 40%  short-term  capital gains or losses under the Code.
However,  foreign  currency gains or losses arising from Section 1256  contracts that are forward  contracts  generally are treated as ordinary income or loss.  In addition, Section 1256 contracts held by the Fund at the end of each taxable  year are  "marked-to-market,"  and  unrealized  gains or losses are  treated as though they were  realized.  These contracts  also may be  marked-to-market  for purposes of  determining  the excise tax  applicable  to  investment  company distributions  and for other  purposes  under rules  prescribed  pursuant to the Internal  Revenue Code. An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

         Certain  forward  contracts the Fund enters into may result in "straddles"  for Federal  income tax purposes.  The straddle  rules may affect the  character  and timing of gains (or losses)  recognized  by the Fund on straddle  positions.
Generally,  a loss sustained on the  disposition of a position  making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the
offsetting  positions  making  up the  straddle.  Disallowed  loss is  generally  allowed  at the point  where  there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      1.   gains or losses  attributable  to fluctuations in exchange rates that occur between the time the Fund accrues interest or other  receivables or accrues  expenses or other  liabilities  denominated in a foreign  currency and the time the Fund actually collects such receivables or pays such liabilities, and
2.       gains or losses  attributable to fluctuations in the value of a foreign  currency  between the date of acquisition of a debt security  denominated in a foreign currency or foreign  currency forward  contracts and the date of disposition.

Currency gains and losses are offset  against market gains and losses on each trade before  determining a net "Section 988"
gain or loss under the  Internal  Revenue  Code for that trade,  which may  increase  or decrease  the amount of the Fund's investment income available for distribution to its shareholders.

         |X|  Temporary  Defensive  Investments.  When  market  conditions  are  unstable,  or the  Manager  believes it is otherwise  appropriate  to reduce  holdings in stocks,  the Fund can invest in a variety of debt  securities  for defensive purposes.  The Fund can also purchase these  securities for liquidity  purposes to meet cash needs due to the redemption of
Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio  securities.  The Fund can buy:

o        high-quality (rated in the top two rating categories of  nationally-recognized  rating  organizations or deemed by the Manager to be of comparable  quality),  short-term  money market  instruments,  including those issued by the U. S. Treasury or other government agencies,

o        commercial paper (short-term,  unsecured,  promissory notes of domestic or foreign companies) rated in the top two rating categories of a nationally-recognized rating organization,
o        debt  obligations of corporate  issuers,  rated investment grade (rated at least Baa by Moody's or at least BBB by
              Standard & Poor's, or a comparable rating by another rating  organization),  or unrated  securities judged by the Manager to be of a quality comparable to rated securities in those categories,
o        certificates  of  deposit  and  bankers'   acceptances  of  domestic  and  foreign  banks  and  savings  and  loan associations, and
o        repurchase agreements.

         Short-term debt securities  would normally be selected for defensive or cash management  purposes because they can normally be disposed of quickly,  are not generally subject to significant  fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

Investment Restrictions

         |X| What Are  "Fundamental  Policies?"  Fundamental  policies  are those  policies  that the Fund has  adopted  to govern its investments that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting  securities.
Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:

o        67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than
              50% of the outstanding shares are present or represented by proxy, or
o        more than 50% of the outstanding shares.

         The Fund's  investment  objective is a fundamental  policy.  Other  policies  described in the  Prospectus or this
Statement of Additional  Information  are  "fundamental"  only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental  policies without  shareholder  approval.  However,  significant changes to investment policies will be  described  in  supplements  or  updates  to the  Prospectus  or  this  Statement  of  Additional  Information,  as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X| What Are the Fund's Additional  Fundamental  Policies?  The following investment  restrictions are fundamental policies of the Fund.

o        The Fund cannot buy  securities  issued or  guaranteed by any one issuer if more than 5% of its total assets would be  invested  in  securities  of that  issuer or if it would then own more than 10% of that  issuer's  voting securities.  That  restriction  applies  to 75% of the  Fund's  total  assets.  The  limit  does not apply to securities issued by the U.S. government or any of its agencies or instrumentalities.

o        The Fund  cannot  lend  money.  However,  it can  invest  in all or a portion  of an issue of  bonds,  debentures, commercial  paper or other  similar  corporate  obligations,  whether  or not they are  publicly  distributed
              (however,  the purchase of obligations  that are not publicly  distributed is limited by the Fund's policy on holding restricted and illiquid  securities).  The Fund may also lend its portfolio securities subject to any restrictions adopted by the Board of Trustees, and may enter into repurchase agreements.

o        The Fund  cannot  concentrate  investments.  That  means it  cannot  invest  25% or more of its  total  assets  in companies in any one industry.  Obligations of the U.S. government, its
o        agencies  and  instrumentalities  are not  considered  to be  part  of an  "industry"  for  the  purposes  of this restriction.

o        The  Fund  cannot  invest  in  real  estate  or  interests  in  real  estate.   However,  the  Fund  can  purchase
              readily-marketable securities of companies holding real estate or interests in real estate.

o        The Fund cannot issue senior  securities.  This  restriction  does not prevent the Fund from  borrowing  money for investment or emergency purposes, or from entering into margin,  collateral or escrow arrangements  permitted by its other investment policies.

o        The Fund cannot underwrite  securities of other companies.  A permitted exception is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.

o        The Fund cannot invest in  commodities or commodity  contracts,  other than the hedging  instruments  permitted by any of its other investment  policies.  It does not matter whether the hedging instrument is considered to be a commodity or commodity contract.

o        The Fund cannot invest in companies for the purpose of acquiring control or management of them.

o        The Fund cannot purchase securities on margin.  However,  the Fund may make margin deposits in connection with any of the hedging instruments permitted by any of its other investment policies.

         o        The Fund cannot  invest in or hold  securities of any issuer if officers and Trustees or Directors of the
              Fund or the Manager  individually  beneficially  own more than 1/2 of 1% of the securities of that issuer and together own more than 5% of the securities of that issuer.

o        The Fund cannot  mortgage or pledge any of its assets.  However,  this does not prohibit  the escrow  arrangements contemplated  by the  writing  of  covered  call  options  or other  collateral  or  margin  arrangements  in connection with any of the hedging instruments permitted by any of its other investment policies.

o        The Fund cannot invest in other  open-end  investment  companies.  It cannot invest more than 5% of its net assets
              in  closed-end  investment  companies,   including  small  business  development  companies.   Any  brokerage
              commissions  it pays in  investing in  closed-end  investment  companies  must not exceed  normal  commission rates.

         Unless the Prospectus or this Statement of Additional  Information  states that a percentage  restriction  applies on an ongoing basis,  it applies only at the time the Fund makes an investment.  The Fund need not sell  securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to  concentrate  its  investments as described  above,  the Fund has adopted the  industry  classifications  set  forth  in  Appendix  A to this  Statement  of  Additional  Information.  That is not a fundamental policy.

         As a  non-fundamental  policy,  the Fund cannot sell securities short except in  collateralized  transactions.  In those  cases the Fund must own an  equivalent  amount of the  securities  sold  short.  Not more than 15% of the Fund's net assets  may be held as  collateral  for  short  sales at any  time.  The Fund  does not  expect  to  engage in this type of transaction as part of its normal portfolio management techniques.

How the Fund is Managed

Organization and History. The Fund is an open-end,  diversified  management  investment company with an unlimited number of authorized shares of beneficial interest. The Fund was organized as a Massachusetts business trust in December 1995.

         |X|  Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares.  The Trustees may reclassify unissued shares of the Fund into additional series or classes of shares.
The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund currently has four classes of shares: Class A, Class B, Class C and Class N.  All classes invest in the same investment portfolio.  Only retirement plans may purchase Class N shares. Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of Shareholders.  As a Massachusetts business trust, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Fund will hold meetings when required to do so by the
Investment Company Act or other applicable law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a
Trustee, the Trustees will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least
1% of the Fund's outstanding shares, whichever is less. The Trustees may also take other action as permitted by the
Investment Company Act.

         |X|  Shareholder and Trustee Liability.  The Fund's Declaration of Trust contains an express disclaimer of shareholder or Trustee liability for the Fund's obligations. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations.  The Declaration of
Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a "partner" under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

         The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees

         The Fund is governed by a Board of Trustees,  which is responsible  for  protecting the interests of  shareholders under  Massachusetts law. The Trustees meet periodically  throughout the year to oversee the Fund's activities,  review its performance,  and review the actions of the  Manager.  Although  the Fund will not  normally  hold  annual  meetings of its shareholders,  it may hold shareholder  meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or take other action described in the Fund's Declaration of Trust.

         The Board of Trustees has an Audit Committee,  a Study Committee and a Proxy  Committee.  The members of the Audit
Committee are Kenneth  Randall  (Chairman),  Benjamin  Lipstein and Edward Regan.  The Audit  Committee  held four meetings during the Fund's  fiscal year ended  November  30,  2001.  The Audit  Committee  provides  the Board with  recommendations regarding  the  selection of the Fund's  independent  auditor.  The Audit  Committee  also reviews the scope and results of audits and the audit fees charged,  reviews  reports form the Fund's  independent  auditor  concerning the Fund's  internal accounting  procedures,  and controls and reviews  reports of the  Manager's  internal  auditor,  among other duties as set forth in the Committee's charter.

         The members of the Study Committee are Benjamin  Lipstein  (Chairman),  Robert Galli and Elizabeth  Moynihan.  The
Study  Committee held six meetings  during the Fund's fiscal year ended November 30, 2001.  The Study  Committee  evaluates and reports to the Board on the Fund's  contractual  arrangements,  including  the  Investment  Advisory  and  Distribution
Agreements,  transfer and shareholder  service  agreements and custodian  agreements as well as the policies and procedures adopted by the Fund to comply with the Investment  Company Act of 1940 and other  applicable law, among other duties as set forth in the Committee's charter.

         The members of the Proxy Committee are Edward Regan  (Chairman),  Russell Reynolds and Clayton Yeutter.  The Proxy
Committee  held one meeting during the fiscal year ended  November 30, 2001.  The Proxy  Committee  provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

         Mr.  Reynolds  has reported he has a  controlling  interest in The  Directorship  Search  Group,  Inc., a director recruiting  firm that provided  consulting  services to  Massachusetts  Mutual Life Insurance  Company (which  controls the
Manager) for fees aggregating  $100,000 for the calendar year ended December 31, 2001, an amount  representing less than 5%
of the annual revenues of The Directorship  Search Group,  Inc. The Independent  Trustees have unanimously  (except for Mr.
Reynolds,  who abstained)  determined that the consulting  arrangements  between The  Directorship  Search Group,  Inc. and
Massachusetts  Mutual  Life  Insurance  Company  were not  material  business  or  professional  relationships  that  would compromise Mr. Reynolds' status as an Independent  Trustee.  Nonetheless,  to assure certainty as to  determinations of the
Board and the  Independent  Trustees as to matters upon which the Investment  Company Act or the rules  thereunder  require approval by a majority of Independent  Trustees,  Mr.  Reynolds will not be counted for purposes of  determining  whether a quorum of Independent Trustees was present or whether a majority of Independent Trustees approved the matter.

Trustees and Officers of the Fund.  The Fund's Trustees and officers and their positions held with the Fund and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed below.  Each of the Trustees except Mr. Murphy are independent trustees, as defined in the Investment Company
Act.  Mr. Murphy is an "interested trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.  Mr. Murphy was elected as a Trustee of the Fund with the understanding that in the event his affiliation with the Manager is terminated, he will resign as a trustee of the Fund and the other Board I Funds for which he is a trustee or director. All information is as of December
31, 2001. All of the Trustees are Trustees or Directors of the following Oppenheimer funds1 (referred to as "Board I
Funds"):

Oppenheimer California Municipal Fund                     Oppenheimer International Growth Fund
Oppenheimer Capital Appreciation Fund                     Oppenheimer International Small Company Fund
Oppenheimer Capital Preservation Fund                     Oppenheimer Money Market Fund, Inc.
Oppenheimer Concentrated Growth Fund                      Oppenheimer Multiple Strategies Fund
Oppenheimer Developing Markets Fund                       Oppenheimer Multi-Sector Income Trust
Oppenheimer Discovery Fund                                Oppenheimer Multi-State Municipal Trust
Oppenheimer Emerging Growth Fund                          Oppenheimer Municipal Bond Fund
Oppenheimer Emerging Technologies Fund                    Oppenheimer New York Municipal Fund
Oppenheimer Enterprise Fund                               Oppenheimer Series Fund, Inc.
Oppenheimer Europe Fund                                   Oppenheimer Special Value Fund
Oppenheimer Global Fund                                   Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                                   Oppenheimer U.S. Government Trust

         In addition to being a trustee or  director  of the Board I Funds,  Mr.  Galli is also a director or trustee of 10 other portfolios in the OppenheimerFunds complex.

         Messrs. Spiro, Murphy, Bishop, Farrar, Molleur, Wixted, and Mses. Feld and Ives respectively hold the same offices with the other Board I Funds as with the Fund.  As of March 1, 2002, the Trustees and officers of the Fund as a group owned of record or beneficially less than 1% of each class of shares of the Fund.  The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent
Trustee, and his or her family members, do not own securities of either the Manager or Distributor of the Board I Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

Independent Trustees

-------------------------- ------------------------------------------------------ ----------------- ------------------
Name, Address,2 Age,                                                                                Aggregate Dollar
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other    Dollar Range of    Range of Shares
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in    Owned in any of
Served3                    in Fund Complex Overseen by Trustee                        the Fund      the Board I Funds
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Leon Levy, Chairman of     General Partner of Odyssey Partners, L.P.                     $0                $0
the Board of Trustees      (investment partnership) (since 1982) and Chairman
Trustee since 1996         of the Board of Avatar Holdings, Inc. (real estate
Age: 76                    development) (since 1981). Director/trustee of 31
                           investment companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.       Over $100,000    Over $100,0004
Trustee since 1996         Formerly Vice Chairman of the Manager (October 1995
Age: 68                    - December 1997). Director/trustee of 41 investment
                           companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Phillip A. Griffiths,      The Director of the Institute for Advanced Study,             $0                $0
Trustee since 1999         Princeton, N.J. (since 1991), director of GSI
Age: 63                    Lumonics (since 2001) and a member of the National
                           Academy of Sciences (since 1979); formerly (in
                           descending chronological order) a director of
                           Bankers Trust Corporation, Provost and Professor of
                           Mathematics at Duke University, a director of
                           Research Triangle Institute, Raleigh, N.C., and a
                           Professor of Mathematics at Harvard University.
                           Director/trustee of 30 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Benjamin Lipstein,         Professor Emeritus of Marketing, Stern Graduate               $0           Over $100,000
Trustee since 1996         School of Business Administration, New York
Age: 78                    University. Director/trustee of 31 investment
                           companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Elizabeth B. Moynihan,     Author and architectural historian; a trustee of the      $10,001 -          $50,001 -
Trustee since 1996         Freer Gallery of Art and Arthur M. Sackler Gallery
Age: 72                    (Smithsonian Institute), Trustees Council of the
                           National Building Museum; a member of the Trustees
                           Council, Preservation League of New York State.            $50,000           $100,000
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Kenneth A. Randall,        A director of Dominion Resources, Inc. (electric              $0           Over $100,000
Trustee since 1996         utility holding company) and Prime Retail, Inc.
Age: 74                    (real estate investment trust); formerly a director
                           of Dominion Energy, Inc. (electric power and oil &
                           gas producer), President and Chief Executive Officer
                           of The Conference Board, Inc. (international
                           economic and business research) and a director of
                           Lumbermens Mutual Casualty Company, American
                           Motorists Insurance Company and American
                           Manufacturers Mutual Insurance Company.
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Edward V. Regan,           President, Baruch College, CUNY; a director of
Trustee since 1996         RBAsset (real estate manager); a director of
Age: 71                    OffitBank; formerly Trustee, Financial Accounting
                           Foundation (FASB and GASB), Senior Fellow of Jerome
                           Levy Economics Institute, Bard College, Chairman of                          $50,001 -
                           Municipal Assistance Corporation for the City of New      $1-10,000          $100,000
                           York, New York State Comptroller and Trustee of New
                           York State and Local Retirement Fund.
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Russell S. Reynolds, Jr.,  Chairman of The Directorship Search Group, Inc.
Trustee since 1996         (corporate governance consulting and executive
Age: 70                    recruiting) (since 1993); a life trustee of
                           International House (non-profit educational
                           organization), and a trustee of the Greenwich                 $0         $10,001 - $50,000
                           Historical Society (since 1996). Director/trustee of
                           31 investment companies in the OppenheimerFunds
                           complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Donald W. Spiro, Vice      Formerly he held the following positions: Chairman
Chairman of the Board of   Emeritus (until August 1999), Chairman (November
Trustees,                  1987 - January 1991) and a director (January 1969 -
Trustee since 1996         August 1999) of the Manager; President and Director       $10,001 -
Age: 76                    of OppenheimerFunds Distributor, Inc., a subsidiary        $50,000         Over $100,000
                           of the Manager and the Fund's Distributor (July 1978
                           - January 1992). Director/trustee of 31 investment
                           companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Clayton K. Yeutter,        Of Counsel, Hogan & Hartson (a law firm) (since               $0                $0
Trustee since 1996         1993). Other directorships: Caterpillar, Inc. (since
Age: 71                    1993) and Weyerhaeuser Co. (since 1999).
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex. Director/trustee of 31
                           investment companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------

Interested Trustee and Officer

-------------------------- ------------------------------------------------------ ----------------- ------------------
Name, Address,5 Age,       Principal Occupation(s) During Past 5 Years / Other    Dollar Range of   Aggregate Dollar
                                                                                                     Range of Shares
Position(s) Held with                                                                                Owned in any of
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in    the Oppenheimer
Served6                    in Fund Complex Overseen by Trustee                        the Fund      Funds7
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
John V. Murphy,            Chairman, Chief Executive Officer and director                $0           Over $100,000
President and Trustee      (since June 2001) and President (since September
Trustee since October      2000) of the Manager; President and a trustee of
2001                       other Oppenheimer funds; President and a director
Age: 52                    (since July 2001) of Oppenheimer Acquisition Corp.,
                           the Manager's parent holding company and of
                           Oppenheimer Partnership Holdings, Inc., a holding
                           company subsidiary of the Manager; Director (since
                           November 2001) of OppenheimerFunds Distributor,
                           Inc., a subsidiary of the Manager; Chairman and a
                           director (since July 2001) of Shareholder Services,
                           Inc. and of Shareholder Financial Services, Inc.,
                           transfer agent subsidiaries of the Manager;
                           President and a director (since July 2001) of
                           OppenheimerFunds Legacy Program, a charitable trust
                           program established by the Manager; a director of
                           the following investment advisory subsidiaries of
                           the Manager: OAM Institutional, Inc. and Centennial
                           Asset Management Corporation (since November 2001),
                           HarbourView Asset Management Corporation and OFI
                           Private Investments, Inc. (since July 2001);
                           President (since November 1, 2001) and a director
                           (since July 2001) of Oppenheimer Real Asset
                           Management, Inc., an investment advisor subsidiary
                           of the Manager; a director (since November 2001) of
                           Trinity Investment Management Corp. and Tremont
                           Advisers, Inc., investment advisory affiliates of
                           the Manager; Executive Vice President (since
                           February 1997) of Massachusetts Mutual Life
                           Insurance Company, the Manager's parent company; a
                           director (since June 1995) of DBL Acquisition
                           Corporation; formerly Chief Operating Officer (from
                           September 2000 to June 2001) of the Manager;
                           President and trustee (from November 1999 to
                           November 2001) of MML Series Investment Fund and
                           MassMutual Institutional Funds, open-end investment
                           companies; a director (from September 1999 to August
                           2000) of C.M. Life Insurance Company; President,
                           Chief Executive Officer and director (from September
                           1999 to August 2000) of MML Bay State Life Insurance
                           Company; a director (from June 1989 to June 1998) of
                           Emerald Isle Bancorp and Hibernia Savings Bank,
                           wholly-owned subsidiary of Emerald Isle Bancorp;
                           Executive Vice President Director and Chief
                           Operating Officer (from June 1995 to January 1997)
                           of David L. Babson & Co., Inc., an investment
                           advisor; Chief Operating Officer (from March 1993 to
                           December 1996) of Concert Capital Management, Inc.,
                           an investment advisor. Director/trustee of 64
                           investment companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------
Name, Address,8 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served9
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
George Evans, Vice President and Portfolio      Vice President of the Manager (since October 1993) and of
Manager (since October 1996)                    HarbourView Asset Management Corporation (since July 1994); an
Age:  42                                        officer and portfolio manager of other Oppenheimer Funds.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since March   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert G. Zack, Secretary                       Senior Vice President (since May 1985) and Acting General Counsel
(since October 2001)                            (since November 2001) of the Manager; Assistant Secretary of
Age: 53                                         Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since October 2001)                            1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).
----------------------------------------------- ----------------------------------------------------------------------

         |X|  Remuneration  of Trustees.  The officers of the Funds and a Trustee of the Fund (Mr.  Murphy) are  affiliated with the Manager and receive no salary or fee from the Fund. The remaining  Trustees of the Fund received the  compensation shown below from the Fund with respect to the Fund's  fiscal year ended  November 30, 2001.  The  compensation  from all of the Board I Funds (including the Fund)  represents  compensation  received as a director,  trustee or member of a committee of the boards of those funds during the calendar year 2001.

------------------------------------ -------------------------- ------------------------- ----------------------------

                                                                Retirement                Total
                                                                Benefits                  Compensation
                                     Aggregate Compensation     Accrued as Part           From all
Trustee's Name                       from Fund1                 of Fund                   Board I
and Other Positions                                             Expenses                  Funds (33 Funds)2

------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Leon Levy
Chairman                                      $18,764                   $13,007                    $173,700

------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Robert G. Galli3
Study Committee Member                        $ 5,119                   $ 1,614                    $202,886

------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Philip A. Griffths4

                                              $ 2,246                    $ 427                     $ 54,889
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Benjamin Lipstein
Study Committee Chairman,
Audit Committee Member                        $11,593                   $ 6,617                    $150,152

------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Elizabeth B. Moynihan
Study Committee Member                        $ 9,639                   $ 6,134                    $105,760

------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Kenneth A. Randall
Audit Committee Member                        $10,671                   $ 7,456                    $ 97,012

------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Edward V. Regan
Proxy Committee Chairman, Audit
Committee Member                              $ 9,455                   $ 6,275                    $ 95,960

------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Russell S. Reynolds, Jr.
Proxy Committee Member

                                              $ 6,055                   $ 3,675                    $ 71,792
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Donald W. Spiro
Vice Chairman

                                              $ 2,637                    $ 513                     $ 64,080
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------

Clayton K. Yeutter5
Proxy Committee Member                        $ 6,940                   $ 4,560                    $ 71,792

------------------------------------ -------------------------- ------------------------- ----------------------------

1 Aggregate  compensation  includes  fees,  deferred  compensation,  if any, and  retirement  plan  benefits  accrued for a
Trustee if, any for the  fiscal year ended November 30, 2001.
3 Total  compensation  for the 2001 calendar year includes  $97,126 received for serving as Trustee or Director of 10 other
Oppenheimer funds.
4 Includes $1,819 deferred under Deferred Compensation Plan described below.
5 Includes $595 deferred under Deferred Compensation Plan described below.

         |X|  Retirement  Plan for Trustees.  The Fund has adopted a retirement  plan that provides for payments to retired
Trustees.  Payments are up to 80% of the average  compensation  paid during a Trustee's  five years of service in which the highest  compensation  was received.  A Trustee must serve as trustee for any of the Board I Funds for at least 15 years to be eligible  for the  maximum  payment.  Each  Trustee's  retirement  benefits  will depend on the amount of the  Trustee's future  compensation  and length of service.  Therefore the amount of those benefits cannot be determined at this time, nor can we estimate the number of years of credited service that will be used to determine those benefits.

         |X| Deferred  Compensation Plan for Trustees.  The Board of Trustees has adopted a Deferred  Compensation Plan for disinterested  trustees  that  enables  them to elect to defer  receipt  of all or a portion  of the  annual  fees they are entitled to receive from the Fund.  Under the plan,  the  compensation  deferred by a Trustee is  periodically  adjusted as though an  equivalent  amount had been invested in shares of one or more  Oppenheimer  funds  selected by the Trustee.  The amount paid to the Trustee under the plan will be determined based upon the performance of the selected funds.

         Deferral  of  Trustees'  fees under the plan will not  materially  affect the Fund's  assets,  liabilities  or net income per share.  The plan will not  obligate  the Fund to retain the  services  of any  Trustee or to pay any  particular level of  compensation  to any Trustee.  Pursuant to an Order issued by the  Securities and Exchange  Commission,  the Fund
may invest in the funds  selected by the Trustee  under the plan without  shareholder  approval for the limited  purpose of determining the value of the Trustee's deferred fee account.

           Major  Shareholders.  As of March 1,  2002 , the only  persons  who  owned of record or was known by the Fund to own beneficially 5% or more of the Fund's outstanding securities of any class were:
Merrill Lynch,  Pierce Fenner & Smith, 4800 Deer Lake Drive, East,  Jacksonville,  Florida 32246, which owned 9,986,415.908
Class A shares  (representing  approximately  26.95% of the Class A shares then outstanding),  1,438,654.160 Class B shares
(representing  approximately 9.08% of the Class B shares then outstanding) and 1,215,164.229  Class C shares  (representing approximately  14.90% of the Class C shares  then  outstanding),  which it advised the Fund that it held for the benefit of its customers,
Sterling Trust Co. TR Zomba Recording 401(k), 1380 Lawrence Street,  Denver, CO 80204-2060,  which owned 57,153.397 Class N shares  (representing  approximately  12.50%  of the  Class N shares  then  outstanding)  and  Sterling  Trust CO TR Dayton
Reliable  Tool &  Manufact.,  1380  Lawrence  Street,  Denver,  CO  80204-2060,  which  owned  35,657.141  Class  N  shares
(representing approximately 7.80% of the Class N shares then outstanding),
Anthony Di Maria TR, TJH Medical  Services PC 401(k),  8906 135th Street,  Jamaica,  NY 11418-2834,  which owned 29,315.095
Class N shares (representing approximately 6.41% of the Class N shares then outstanding),
RPSS TR, KAZ, Inc. 401(k) Plan, 1775 Broadway,  New York, NY 10019,  which owned  27,472.798  Class N shares  (representing approximately 6.01% of the Class N shares then outstanding).

The Manager.  The Manager is wholly-owned by Oppenheimer  Acquisition  Corp., a holding company controlled by Massachusetts
Mutual Life Insurance Company.

      |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is  designed to detect and prevent improper personal trading by certain employees,  including portfolio managers,  that would compete with or take advantage of the Fund's  portfolio  transactions.  Covered  persons  include  persons with knowledge of the investments and investment  intentions  of the Fund and other  funds  advised by the  Manager.  The Code of Ethics  does  permit  personnel subject to the Code to invest in  securities,  including  securities  that may be  purchased  or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manger.

      The Code of Ethics is an  exhibit  to the Fund's  registration  statement  filed  with the  Securities  and  Exchange
Commission  and can be  reviewed  and  copied at the  SEC's  Public  Reference  Room in  Washington,  D.C.  You can  obtain information  about the hours of operation of the Public Reference Room by calling the SEC at  1.800.202.942.8090.  The Code of Ethics  can also be viewed as part of the  Fund's  registration  statement  on the  SEC's  EDGAR  database  at the SEC's
Internet  website at  www.sec.gov.  Copies may be obtained,  after paying a duplicating  fee, by electronic  request at the following  E-mail  address:  publicinfo@sec.gov,  or by writing to the SEC's Public  Reference  Section,  Washington,  D.C.
20549-0102.

      |X| The Investment  Advisory  Agreement.  The Manager  provides  investment  advisory and management  services to the
Fund under an investment  advisory  agreement  between the Manager and the Fund.  The Manager  selects  securities  for the
Fund's portfolio and handles its day-to-day  business.  The portfolio manager of the Fund is employed by the Manager and is the person who is principally  responsible  for the  day-to-day  management of the Fund's  portfolio.  Other members of the
Manager's  Equity  Portfolio  Team, in particular Mr. William Wilby and Mr. Frank Jennings,  provide the portfolio  manager with counsel and support in managing the Fund's portfolio.

      The agreement requires the Manager,  at its expense,  to provide the Fund with adequate office space,  facilities and equipment.  It also  requires  the Manager to provide and  supervise  the  activities  of all  administrative  and clerical personnel  required to provide effective  administration for the Fund. Those  responsibilities  include the compilation and maintenance of records with respect to its operations,  the preparation  and filing of specified  reports,  and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

      The Fund pays expenses not  expressly  assumed by the Manager under the advisory  agreement.  The advisory  agreement lists examples of expenses paid by the Fund. The major categories relate to interest,  taxes, brokerage  commissions,  fees to certain  Trustees,  legal and audit  expenses,  custodian and transfer agent  expenses,  share issuance  costs,  certain printing and registration costs
and  non-recurring  expenses,  including  litigation  costs.  The  management  fees  paid by the  Fund to the  Manager  are calculated at the rates described in the Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.

---------------------------------------- ----------------------------------------------------------------------------

Fiscal Year ended 11/30:                               Management Fees Paid to OppenheimerFunds, Inc.
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 1999                                                    $2,888,430
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 2000                                                    $6,114,717
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 2001                                                    $7,087,397
---------------------------------------- ----------------------------------------------------------------------------

      The investment advisory agreement states that in the absence of willful  misfeasance,  bad faith, gross negligence in the  performance  of its  duties or  reckless  disregard  of its  obligations  and  duties  under the  investment  advisory agreement,  the Manager is not liable for any loss  resulting  from a good faith error or omission on its part with respect to any of its duties under the agreement.

      The agreement permits the Manager to act as investment  advisor for any other person,  firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment  advisor or general  distributor.  If the Manager shall no longer act as investment  advisor to the Fund, the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

|X|      Annual Approval of Investment  Advisory Agreement.  Each year, the Board of Trustees,  including a majority of the
Independent Trustees,  is required to approve the renewal of the investment advisory agreement.  The Investment Company Act requires that the Board request and evaluate and the Manager  provide such  information  as may be reasonably  necessary to evaluate the terms of the investment  advisory agreement.  The board employs an independent  consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board  reviewed  the  foregoing  information  in arriving at its  decision  to renew the  investment  advisory agreement.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and  quality of any other  benefits  or services  received  by the Fund from its  relationship  with the
         Manager, and
o        The direct and  indirect  benefits  the Manager  received  from its  relationship  with the Fund.  These  included services  provided by the General  Distributor  and the Transfer  Agent,  and  brokerage  and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager must be able to pay and retain high quality  personnel at competitive  rates to provide  services to the Fund. The Board also  considered  that  maintaining  the financial  viability of the Manager is important  so that the Manager will be able to continue to provide  quality  services to the Fund and its  shareholders  in adverse  times.  The Board also  considered the  investment  performance of other mutual funds advised by the Manager.  The
Board is aware that there are alternatives to the use of the Manager.

         These  matters were also  considered  by the  Independent  Trustees  meeting  separately  from the full Board with experienced  Counsel to the Fund who assisted the Board in its  deliberations.  The Fund's  Counsel is  independent  of the
Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

      In arriving at a  decision,  the Board did not single out any one factor or group of factors as being more  important than other  factors,  but  considered  all factors  together.  The Board judged the terms and  conditions of the Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

Brokerage Policies of the Fund

Brokerage  Provisions  of the  Investment  Advisory  Agreement.  One of the  duties of the  Manager  under  the  investment advisory  agreement is to arrange the portfolio  transactions  for the Fund.  The advisory  agreement  contains  provisions relating to the employment of  broker-dealers  to effect the Fund's  portfolio  transactions.  The Manager is authorized by the  advisory  agreement  to  employ  broker-dealers,  including  "affiliated"  brokers,  as that  term is  defined  in the
Investment  Company Act. The Manager may employ  broker-dealers  that the Manager thinks, in its best judgment based on all relevant  factors,  will implement the policy of the Fund to obtain,  at reasonable  expense,  the "best  execution" of the
Fund's  portfolio  transactions.  "Best  execution"  means  prompt  and  reliable  execution  at the most  favorable  price obtainable.

      The Manager need not seek competitive  commission  bidding.  However, it is expected to be aware of the current rates of eligible  brokers and to minimize the commissions  paid to the extent  consistent with the interests and policies of the
Fund as established by its Board of Trustees.

         Under the investment  advisory  agreement,  the Manager may select brokers  (other than  affiliates)  that provide brokerage  and/or  research  services for the Fund and/or the other accounts over which the Manager or its affiliates  have investment  discretion.  The commissions paid to such brokers may be higher than another  qualified broker would charge, if the Manager  makes a good faith  determination  that the  commission  is fair and  reasonable  in relation to the  services provided.  Subject to those  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the
Manager  may also  consider  sales of shares of the Fund and  other  investment  companies  for  which  the  Manager  or an affiliate serves as investment advisor.

Brokerage  Practices  Followed by the Manager.  The Manager  allocates  brokerage for the Fund subject to the provisions of the  investment  advisory  agreement and the procedures  and rules  described  above.  Generally,  the Manager's  portfolio traders  allocate  brokerage  based upon  recommendations  from the Manager's  portfolio  managers.  In certain  instances, portfolio  managers may directly  place trades and allocate  brokerage.  In either case, the Manager's  executive  officers supervise the allocation of brokerage.

      Transactions  in  securities  other than those for which an exchange is the primary  market are  generally  done with principals  or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be required  to pay fixed  brokerage commissions  and  therefore  would not have the benefit of  negotiated  commissions  available in U.S.  markets.  Brokerage commissions are paid primarily for transactions in listed  securities or for certain  fixed-income  agency  transactions in the  secondary  market.  Otherwise  brokerage  commissions  are paid  only if it  appears  likely  that a  better  price or execution  can be  obtained  by doing  so. In an option  transaction,  the Fund  ordinarily  uses the same  broker  for the purchase or sale of the option and any transaction in the securities to which the option relates.

      Other funds  advised by the Manager  have  investment  policies  similar to those of the Fund.  Those other funds may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities. If two or more funds advised by the
Manager purchase the same security on the same day from the same dealer, the transactions under those  combined  orders are averaged as to price and  allocated  in  accordance  with the purchase or sale orders  actually placed for each account.

      Most purchases of debt  obligations  are principal  transactions  at net prices.  Instead of using a broker for those transactions,  the Fund  normally  deals  directly  with the selling or  purchasing  principal  or market  maker unless the
Manager determines that a better price or execution can be
obtained by using the services of a broker.  Purchases of portfolio  securities from  underwriters  include a commission or concession  paid by the issuer to the  underwriter.  Purchases  from  dealers  include a spread  between  the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

      The investment  advisory  agreement  permits the Manager to allocate  brokerage for research  services.  The research services  provided by a  particular  broker may be useful only to one or more of the  advisory  accounts of the Manager and its  affiliates.  The investment  research  received for the  commissions of those other accounts may be useful both to the
Fund and one or more of the  Manager's  other  accounts.  Investment  research  may be  supplied  to the Manager by a third party at the instance of a broker through which trades are placed.

      Investment  research  services  include  information  and analysis on particular  companies and industries as well as market or economic  trends and portfolio  strategy,  market  quotations  for portfolio  evaluations,  information  systems, computer  hardware and similar  products and  services.  If a research  service also assists the Manager in a  non-research capacity  (such as  bookkeeping  or other  administrative  functions),  then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

      The Board of Trustees  permits the Manager to use stated  commissions  on  secondary  fixed-income  agency  trades to obtain  research  if the  broker  represents  to the  Manager  that:  (i) the  trade  is not from or for the  broker's  own inventory,  (ii) the trade was executed by the broker on an agency basis at the stated  commission,  and (iii) the trade is not a riskless  principal  transaction.  The Board of  Trustees  permits  the  Manager to use  concessions  on  fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.
      The  research  services  provided by brokers  broadens  the scope and  supplements  the  research  activities  of the
Manager.  That research  provides  additional  views and  comparisons  for  consideration,  and helps the Manager to obtain market  information  for the valuation of securities that are either held in the Fund's  portfolio or are being  considered for  purchase.  The  Manager  provides  information  to the Board about the  commissions  paid to brokers  furnishing  such services,  together with the Manager's  representation  that the amount of such  commissions was reasonably  related to the value or benefit of such services.

---------------------------------------- -----------------------------------------------------------------------------

       Fiscal Year Ended 11/30:                         Total Brokerage Commissions Paid by the Fund1
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 1999                                                     $1,115,579
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 2001                                                    $$1,652,249
---------------------------------------- -----------------------------------------------------------------------------
1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.

2.       In the fiscal year ended  11/30/01,  the amount of  transactions  directed to brokers for  research  services  was
         $74,941 and the amount of the commissions paid to broker-dealers for those services was $34,453,383.

Distribution and Service Plans

The  Distributor.  Under its General  Distributor's  Agreement with the Fund, the Distributor  acts as the Fund's principal underwriter  in the  continuous  public  offering  of the Fund's  classes of shares.  The  Distributor  bears the  expenses normally attributable to sales including  advertising and the cost of printing and mailing  prospectuses,  other than those furnished to existing shareholders.  The Distributor is not obligated to sell a specific number of shares.

      The sales  charges  and  concessions  paid to, or retained  by, the  Distributor  from the sale of shares  during the
Fund's three most recent  fiscal years,  and the  contingent  deferred  sales charges  retained by the  Distributor  on the redemption of shares for the most recent fiscal year are shown in the tables below.

--------------- ----------------- ----------------- ----------------- ----------------- ----------------- ------------------

                Aggregate         Class A           Concessions on    Concessions on    Concessions on    Concessions on
Fiscal Year     Front-End Sales   Front-End Sales   Class A Shares    Class B Shares    Class C Shares    Class N Shares
Ended 11/30:    Charges on        Charges           Advanced by       Advanced by       Advanced by       Advanced by
                Class A Shares    Retained by       Distributor1      Distributor1      Distributor1      Distributor1
                                  Distributor

--------------- ----------------- ----------------- ----------------- ----------------- ----------------- ------------------
--------------- ----------------- ----------------- ----------------- ----------------- ----------------- ------------------
     1999          $ 732,494          $208,769         $ 174,092         $ 883,662          $120,524              0
--------------- ----------------- ----------------- ----------------- ----------------- ----------------- ------------------
--------------- ----------------- ----------------- ----------------- ----------------- ----------------- ------------------
     2000          $2,515,558         $488,326         $1,156,083        $3,622,526         $824,261              0
--------------- ----------------- ----------------- ----------------- ----------------- ----------------- ------------------
--------------- ----------------- ----------------- ----------------- ----------------- ----------------- ------------------
     2001          $2,268,871         $330,999         $ 958,310         $2,010,709         $548,577          $28,4172
--------------- ----------------- ----------------- ----------------- ----------------- ----------------- ------------------

1.       The  Distributor  advances  concession  payments to dealers  for certain  sales of Class A shares and for sales of
     Class B, Class C and Class N shares from its own resources at the time of sale.

2.       The inception date of Class N shares was March 1, 2001.

-------------------------- ----------------------- ------------------------ ----------------------- ------------------------

                           Class A Contingent      Class B Contingent       Class C Contingent      Class N Contingent
Fiscal Year Ended 11/30:   Deferred Sales          Deferred Sales Charges   Deferred Sales          Deferred Sales Charges
                           Charges Retained by     Retained by Distributor  Charges Retained by     Retained by Distributor
                           Distributor                                      Distributor
-------------------------- ----------------------- ------------------------ ----------------------- ------------------------

          2001                    $46,218                 $551,444                 $68,806                    $5

Distribution and Service Plans.    The Fund  has   adopted   a Service  Plan for Class A      shares       and
Distribution and Service Plans for Class  B,  Class  C and Class  N  shares  under Rule   12b-1   of   the
InvestmentCompany Act. Under those plans the  Fund  pays the   Distributor   for all  or  a  portion  of its costs  incurred  in
connection   with   the distribution and/or servicing of the shares of the particular class.

Each   plan   has  been approved  by a vote  of the Board of  Trustees, including   a  majority
of   the    Independent Trustees, cast in person   at  a  meeting called for the  purpose of   voting   on   that
plan.  The  shareholder votes   for  the  plans were    cast   by   the Manager   as  the  sole initial  holder of each
class of  shares of the Fund. Under the  plans, the   Manager  and  the Distributor   may  make payments to  affiliates
and   in   their   sole discretion,  from  time to time  may use  their own  resources  (at  no direct   cost   to  the
Fund) to make  payments to brokers,  dealers or other financial institutions for distribution
and administrative services they perform.   The  Manager may  use  its   profits from the  advisory  fee
it  receives  from  the Fund.   In  their  sole discretion, the Distributor   and   the Manager  may   increase
or decrease  the amount of  payments  they make from their own resources to  plan  recipients.

Unless  a plan is terminated as described   below,  the plan    continues    in effect   from  year  to
year  but  only  if the  Fund's  Board of Trustees  and its Independent    Trustees specifically vote
annually   to   approve its continuance. Approval  must  be by a vote  cast in person at a  meeting  called  for
the  purpose  of voting on    continuing    the plan.  A  plan  may  be terminated  at any time by   the   vote   of  a
majority of the Independent Trustees or by the  vote  of the holders of a "majority"  (as defined in    the    Investment
Company   Act)  of  the outstanding  shares  of that class. The Board of Trustees and the Independent Trustees must approve all material  amendments to a  plan.  An  amendment to increase  materially the amount of  payments
to  be  made   under  a plan  must be  approved by  shareholders of the class  affected  by the amendment. Because Class B  shares  of the Fund automatically convert  into  Class  A shares after six years,  the  Fund  must obtain the  approval of both  Class A and Class B  shareholders  for  a  proposed material
amendment  to the Class A   Plan   that   would materially increase payments under the plan. That approval must be by a
"majority"  (as defined in the Investment Company Act) of the shares of each  Class, voting separately  by class. While  the  plans are in effect, the Treasurer  of the  Fund shall provide  separate
written  reports on the plans  to the  Board of Trustees at least quarterly for its review.   The   Reports
shall detail the amount of all  payments made under a plan,  and the  purpose  for which the payments were made.  Those reports are subject to the review and  approval of the Independent Trustees.

Each plan  states that  while  it  is  in effect,  the  selection and nomination of those  Trustees  of the
Fund who are not "interested    persons" of the Fund is committed to the discretion of the
Independent   Trustees. This  does not  prevent the involvement of others in the selection and nomination  process  as long as the final decision as to selection or nomination  is approved by a  majority  of  the Independent Trustees.

Under the  plan for   a    class,    no payment  will  be  made to  any recipient  in any  quarter  in  which
the    aggregate    net asset   value   of  all Fund   shares  of  that class   held   by   the
recipient   for  itself and its customers  does not  exceed  a  minimum amount,  if  any,  that
may  be set  from  time to time  by a  majority of   the    Independent Trustees.  The Board
of Trustees  has set no minimum amount of assets to  qualify  for payments under the plans.

|X| Class A Service Plan. Under the Class A service plan,  the  Distributor currently uses the fees it  receives  from the Fund to pay brokers, dealers and other financial institutions  (they are referred to as
"recipients") for personal services and account maintenance services  they  provide for   their   customers
who hold Class A shares.  The services include,  among others, answering customer inquiries about the
Fund,  assisting in establishing and maintaining accounts in the Fund, making the  Fund's  investment plans available and providing other services at the request of the Fund or the Distributor.  While
the  plan  permits  the Board to authorize payments to the Distributor to reimburse   itself  for
services under the plan, the Board  has not yet  done  so.  The Distributor makes payments to plan recipients quarterly at an  annual  rate not to exceed  0.25% of the average annual net assets consisting  of
Class A shares  held in the accounts of  the recipients or their customers. For  the   fiscal
period  ended  November 30, 2001 payments under  the Class A Plan totaled $1,321,113, all of  which  was paid by the  Distributor  to recipients.  That included  $62,532  paid to an  affiliate of the Distributor's parent company. Any unreimbursed expenses the Distributor  incurs with  respect  to Class A shares in any  fiscal
year cannot be recovered in subsequent  years.  The Distributor   may   not use  payments  received
under  the Class A Plan to pay any  of  its interest expenses, carrying  charges, or other financial  costs, or allocation of overhead.

|X|    Class B,  Class  C  and  Class  N Service and Distribution Plan. Under each plan, service fees and
distribution  fees  are computed on the average   of  the   net asset  value of  shares in    the    respective
class, determined  as of the  close  of  each regular   business  day during the period.  The Class  B,  Class  C and
Class N  plans  provide for the  Distributor to be   compensated  at  a flat rate,  whether the Distributor's
distribution   expenses are  more or less  than the  amounts   paid  by the  Fund   under   the plans during the
period  for  which  the fee is paid.  The types of services that Recipients  provide are similar to the services provided under the Class A service plan, described above. The Class B, Class C and  the  Class
N  plans   permit   the Distributor  to  retain both  the   asset-based sales  charges  and the
service  fees or to pay recipients  the service fee on a quarterly basis,  without payment in  advance.   However,
the Distributor currently intends to pay the  service fee to recipients  in  advance for  the   first   year after  the  shares
are purchased.   After  the first  year  shares are outstanding, the Distributor makes service  fee   payments
quarterly on those shares.   The advance payment   is  based  on the net asset  value of shares   sold.   Shares
purchased  by  exchange do not  qualify for the advance service fee payment.  If  Class  B, Class  C  or   Class  N
shares are redeemed during  the first  year after  their  purchase, the  recipient  of  the service  fees on  those shares will be obligated  to repay the Distributor  a pro rata portion of the  advance payment of the  service
fee   made   on   those shares.

The Distributor retains the asset-based sales charge  on  Class B and Class  N  shares.   The Distributor retains
the  asset-based  sales charge   on   Class   C shares    during    the first  year the  shares are   outstanding.   It
pays  the   asset-based sales   charge   as  an ongoing  concession  to the  recipient on Class C  shares   outstanding
for a year or more.  If a dealer  has a special agreement  with the  Distributor, the Distributor   will  pay
the  Class  B,  Class C and/or  Class N service fee and the asset-based sales charge  to  the  dealer
quarterly  in  lieu  of paying  the sales  concessions and service  fee in advance at    the    time    of
purchase.

The   asset-based sales  charges on Class B,  Class C and Class N shares allow  investors to buy  shares  without a front-end sales charge  while  allowing the Distributor to compensate dealers that sell those shares.  The Fund  pays
the  asset-based  sales charges  to the Distributor for its services   rendered  in distributing  Class  B,
Class  C  and  Class  N shares.   The  payments are made to the Distributor in recognition   that  the
Distributor:

o  pays sales concessions to authorized brokers   and dealers at the  time  of sale and pays  service
fees as described above,

o may finance payment of sales concessions and/or the advance of the  service fee  payment to recipients under the plans, or may  provide such financing from its own resources or from  the resources of an affiliate,

o  employs personnel to support distribution of  Class B, Class  C and Class N shares, and

o bears the costs of sales literature, advertising and prospectuses (other  than those furnished to   current
shareholders) and state "blue   sky" registration fees and certain other distribution expenses.

o may not be able to adequately compensate dealers that sell Class B, Class  C and Class N shares
 without receiving payment under the plans and therefore may  not  be able to offer   such Classes  for
 sale  absent the plans,

o receives payments under the plans consistent with the  service  fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,

o  may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,

o may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued
because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and

o  may not be able to continue providing, at the sameor at alesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.  When  Class B,  Class C or Class N  shares  are sold without  the designation of a broker-dealer, the Distributor is automatically designated  as the broker-dealer of record.  In those cases,
the Distributor retains the  service fee   and   asset-based sales  charge  paid  on Class  B,  Class  C and
Class N shares.

Distribution Fees Paid
to the Distributor in
the Fiscal Year Ended
11/30/01*

----------------------------------------------------------------------------------------------------------------------------
------------------ --------------------- ---------------------- ---------------------------- -------------------------

                                                                Distributor's Aggregate      Distributor's
                                                                Unreimbursed Expenses        Unreimbursed Expenses
                   Total Payments        Amount Retained by     Under Plan                   as % of
                   Under Plan            Distributor                                         Net Assets of Class
Class

------------------ --------------------- ---------------------- ---------------------------- -------------------------
------------------ --------------------- ---------------------- ---------------------------- -------------------------

Class B Plan

                        $2,627,971            $2,141,6331               $5,793,397                    2.52%

------------------ --------------------- ---------------------- ---------------------------- -------------------------
------------------ --------------------- ---------------------- ---------------------------- -------------------------
Class C Plan
                        $1,227,443            $ 561,0282                $1,665,274                    1.46%
------------------ --------------------- ---------------------- ---------------------------- -------------------------
------------------ --------------------- ---------------------- ---------------------------- -------------------------
Class N Plan
                         $ 4,298                $ 3,651                  $ 26,325                     $0.85%
------------------ --------------------- ---------------------- ---------------------------- -------------------------
1.       Includes $31,796 paid to an affiliate of the Distributor's parent company.
2.       Includes $8,328 paid to an affiliate of the Distributor's parent company.
3.    The inception date of Class N shares was 3/1/01.

         The  Distributor's  actual  expenses  in selling  when Class B,  Class C or Class N shares  are sold  without  the designation of a  broker-dealer,  the Distributor is  automatically  designated as the  broker-dealer  of record.  In those cases,  the  Distributor  retains the service  fee paid on Class B and Class C shares and  retains  the  asset-based  sales charge paid on Class B, Class C and Class N shares.

      The  Distributor's  actual  expenses in selling Class, B, Class C and Class N shares may be more than the payments it receives from the contingent  deferred  sales charges  collected on redeemed  shares and from the Fund under the plans.  If either the Class B or the Class C plan is terminated by
the  Fund,  the  Board of  Trustees  may  allow  the Fund to  continue  payments  of the  asset-based  sales  charge to the
Distributor to compensate it for its expenses incurred for distributing shares before the plan was terminated.

      All payments under the Class B, Class C and the Class N plans are subject to the  limitations  imposed by the Conduct
Rules of the National Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation  of  Performance  Terminology.  The Fund uses a variety  of terms to  illustrate  its  investment  performance.
Those terms include  "cumulative  total return,"  "average annual total return,"  "average annual total return at net asset value" and "total return at net asset  value." An  explanation  as of how total returns are  calculated is set forth below.
The charts  below  show the  Fund's  performance  of the  Fund's  most  recent  fiscal  year end.  You can  obtain  current performance as  information by calling the Fund's  Transfer  Agent at  1.800.525.7048  or by visiting the  OppenheimerFunds
Internet website at http://www.oppenheimerfunds.com.

         The Fund's  illustrations of its performance data in  advertisements  must comply with rules of the Securities and
Exchange  Commission.  Those  rules  describe  the  types  of  performance  data  that  may  be  used  and  how it is to be calculated.  In general,  any  advertisement  by the Fund of its  performance  data must  include the average  annual total returns for the advertised class of shares of
the Fund.  Those  returns  must be shown for the 1-, 5- and 10-year  periods (or the life of the class,  if less) ending as of the most  recently  ended  calendar  quarter  prior to the  publication  of the  advertisement  (or its  submission  for publication).
         Use of  standardized  performance  calculations  enables an  investor  to compare  the Fund's  performance  to the performance  of other funds for the same  periods.  However,  a number of factors  should be  considered  before  using the
Fund's performance information as a basis for comparison with other investments:

         o        Total returns measure the  performance of a hypothetical  account in the Fund over various periods and do not show the performance of each shareholder's  account.  Your account's performance will vary from the model performance  data if your  dividends are received in cash,  or you buy or sell shares  during the period,  or you bought your shares at a different time and price than the shares used in the model.
o        The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
o        An investment in the Fund is not insured by the FDIC or any other government agency.
o        The principal  value of the Fund's shares and total returns are not  guaranteed  and normally will  fluctuate on a daily basis.
o        When an investor's shares are redeemed, they may be worth more or less than their original cost.

         o        Total returns for any given past period  represent  historical  performance  information and are not, and should not be considered, a prediction of future returns.

         The  performance  of each class of shares is shown  separately,  because the  performance  of each class of shares will usually be  different.  That is because of the  different  kinds of expenses  each class bears.  The total  returns of each class of shares of the Fund are affected by market  conditions,  the quality of the Fund's  investments,  the maturity of debt  investments,  the types of  investments  the Fund holds,  and its  operating  expenses  that are  allocated to the particular class.

         |X| Total Return  Information.  There are different  types of "total  returns" to measure the Fund's  performance.
Total  return is the  change in value of a  hypothetical  investment  in the Fund over a given  period,  assuming  that all dividends and capital gains  distributions  are reinvested in additional  shares and that the investment is redeemed at the end of the period.  Because of  differences  in  expenses  for each class of shares,  the total  returns for each class are separately  measured.  The cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would  produce the cumulative  total return over the entire  period.  However,  average  annual total returns do not show actual  year-by-year performance.  The Fund uses  standardized  calculations  for its total returns as prescribed  the SEC. The  methodology  is discussed below.

         In  calculating  total returns for Class A shares,  the current  maximum sales charge of 5.75% (as a percentage of the offering  price) is deducted from the initial  investment  ("P")  (unless the return is shown without sales charge,  as described below).  For Class B shares,  payment of the applicable  contingent  deferred sales charge is applied,  depending on the period for which the return is shown:
5.0% in the first year,  4.0% in the second year,  3.0% in the third and fourth years,  2.0% in the fifth year, 1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent  deferred sales charge is deducted for returns for the  1-year  period.  For  Class N shares  the 1%  contingent  deferred  sales  charge  is  deducted  for  returns  for the life-of-class periods as applicable.

                  |_| Average  Annual Total Return.  The "average  annual total return" of each class is an average  annual compounded  rate of return for each year in a specified  number of years.  It is the rate of return  based on the change in value of a  hypothetical  initial  investment  of $1,000 ("P" in the formula  below) held for a number of years ("n" in the formula) to achieve an Ending  Redeemable  Value ("ERV" in the  formula) of that  investment,  according  to the  following formula:

                                                   1/n
                                        (  ERV  )
                                        ( ----- ) - 1 = Average Annual Total Return
                                        (   P   )

                  |_| Cumulative Total Return.  The "cumulative total return"  calculation  measures the change in value of a  hypothetical  investment  of $1,000 over an entire  period of years.  Its  calculation  uses some of the same factors as average  annual total  return,  but it does not average the rate of return on an annual basis.  Cumulative  total return is determined as follows:

                                        ERV - P
                                        -------   = Total Return
                                           P

                  |_| Total  Returns  at Net Asset  Value.  From time to time the Fund may also  quote a  cumulative  or an average annual total return "at net asset value"  (without  deducting sales charges) for Class A, Class B, Class C or Class
N shares.  Each is based on the  difference  in net asset value per share at the  beginning and the end of the period for a hypothetical  investment in that class of shares (without  considering  front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------

                               The Fund's Total Returns for the Periods Ended 11/30/01
----------------------------------------------------------------------------------------------------------------------
-------------- -------------------------- ----------------------------------------------------------------------------
               Cumulative Total Returns                          Average Annual Total Returns
Class      of  (10 years or Life of
Shares         Class if less)
-------------- -------------------------- ----------------------------------------------------------------------------
-------------- -------------------------- ------------------------ ------------------------- -------------------------
                                                                                                     10-Years
                                                  1-Year                   5-Years             (or life-of-class if
                                                                                                      less)
-------------- -------------------------- ------------------------ ------------------------- -------------------------
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
               After Sales   Without      After       Without      After        Without      After        Without
               Charge        Sales        Sales       Sales        Sales        Sales        Sales        Sales
                             Charge       Charge      Charge       Charge       Charge       Charge       Charge
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
Class A        61.51%(1)     71.36%(1)    -25.15%     -20.58%      6.59%        7.86%        8.81%(1)     9.95%(1)
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
Class B        62.62%(2)     63.62%(2)    -24.98%     -21.23%      6.72%        7.03%        8.94%(2)     9.05%(2)
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
Class C        63.95%(3)     63.95%(3)    -21.16%     -21.16%      7.05%        7.05%        9.09%(3)     9.09%(3)
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
Class N        -21.13%(4)    -20.33%(4)   N/A         N/A          N/A          N/A          N/A          N/A
-------------- ------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------
1. Inception of Class A:   3/25/96
2. Inception of Class B:   3/25/96
3. Inception of Class C:   3/25/96
4. Inception of Class N:   3/01/01

Other Performance  Comparisons.  The Fund compares its performance annually to that of an appropriate  broadly-based market index in its Annual  Report to  shareholders.  You can obtain that  information  by  contacting  the Transfer  Agent at the addresses or telephone  numbers shown on the cover of this Statement of Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other  mutual  funds,  or use rankings of its  performance  by independent ranking entities. Examples of these performance comparisons are set forth below.

         |X| Lipper  Rankings.  From time to time the Fund may  publish the  ranking of the  performance  of its classes of shares by Lipper,  Inc.  ("Lipper")  Lipper is a  widely-recognized  independent  mutual fund  monitoring  service.  Lipper monitors the performance of regulated  investment  companies,  including the Fund, and ranks their  performance for various periods in  categories  based on  investment  styles.  The Lipper  performance  rankings  are based on total  returns  that include the  reinvestment of capital gain  distributions  and income  dividends but do not take sales charges or taxes into consideration.  Lipper also  publishes  "peer-group"  indices of the  performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |X|  Morningstar  Ratings and Rankings.  From time to time the Fund may publish the ranking  and/or star rating of the  performance of its classes of shares by  Morningstar,  Inc.  ("Morningstar"),  an independent  mutual fund  monitoring service.  Morningstar  rates and ranks mutual funds in broad  investment  categories:  domestic stock funds,  international stock funds, taxable
bond funds and municipal bond funds. The Fund is included in the international stock funds category.

         Morningstar proprietary star rankings reflect historical risk-adjusted total investment return.  For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM metric each month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's load-adjusted return for the same period, and then adjusting this excess return for risk.  The top 10% of funds in each broad asset class receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star.  The Overall Morningstar
Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         The Fund may also  compare  its  total  return  rating  to that of other  funds in its  Morningstar  category,  in addition to its star ratings.  Those total return ratings are  percentages  from one percent to one hundred percent and are not risk  adjusted.  For  example,  if a fund is in the  94th  percentile,  that  means  that 94% of the  funds in the same category performed better than it did.

         |X|  Performance  Rankings and  Comparisons  by Other  Entities and  Publications.  From time to time the Fund may include in its  advertisements  and sales literature  performance  information about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal,  Barron's, or similar  publications.  That information may include performance quotations from other sources, including Lipper and Morningstar.  The performance of the Fund's classes of shares may be compared in publications to the  performance of various market indices or other  investments,  and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

         Investors  may also wish to  compare  the  returns  on the Fund's  share  classes  to the  return on  fixed-income investments available from banks and thrift institutions.  Those include certificates of deposit,  ordinary interest-paying checking and savings  accounts,  and other forms of fixed or variable time deposits,  and various other instruments such as
Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may provide fixed rates of return.  Repayment of principal  and payment of interest on Treasury  securities  is backed by the full faith and credit of the U.S. government.

         From time to time,  the Fund may  publish  rankings  or  ratings  of the  Manager or  Transfer  Agent,  and of the investor  services  provided by them to shareholders  of the  Oppenheimer  funds,  other than  performance  rankings of the
Oppenheimer  funds  themselves.  Those  ratings or rankings  of  shareholder  and  investor  services by third  parties may include comparisons of their services to

those  provided  by other  mutual fund  families  selected  by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its  research or judgment,  or based upon surveys of  investors, brokers, shareholders or others.

         From time to time, the Fund may include in its  advertisements  and sales literature the total return  performance of a hypothetical  investment  account that includes shares of the fund and other  Oppenheimer  funds. The combined account may be part of an illustration of an asset allocation model or similar  presentation.  The account  performance may combine total  return  performance  of the fund and the  total  return  performance  of other  Oppenheimer  funds  included  in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for illustrative or comparative  purposes,  statistical data or other information about general or specific market and economic  conditions.
That may include, for example,

o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economics of particular countries or regions,
o        the earnings of companies included in segments of particular industries,  sectors,  securities markets,  countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating to the gross national or gross domestic  product of the United States or other  countries or regions,
o        comparisons  of various market sectors or indices to demonstrate  performance,  risk or other  characteristics  of the Fund.

---------------------------------------------------------------------------------------------------------------------------
A B O U T  Y O U R  A C C O U N T
---------------------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional  information is presented below about the methods that can be used to buy shares of the Fund.  Appendix
B contains more  information  about the special sales charge  arrangements  offered by the Fund, and the  circumstances  in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When  shares  are  purchased  through  AccountLink,  each  purchase  must be at  least  $25.  Shares  will be purchased on the regular  business day the  Distributor  is  instructed to initiate the  Automated  Clearing  House ("ACH")
transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business  day the Fund  receives  Federal  Funds for the purchase  through the ACH system  before the close of The New York
Stock  Exchange.  The Exchange  normally  closes at 4:00 P.M.,  but may close earlier on certain days. If Federal Funds are received on a business  day after the close of the  Exchange,  the shares will be  purchased  and  dividends  will begin to accrue on the next  regular  business  day. The proceeds of ACH  transfers  are normally  received by the Fund 3 days after the  transfers  are  initiated.  If the proceeds of the ACH transfer are not received on a timely  basis,  the  Distributor reserves  the right to cancel the  purchase  order.  The  Distributor  and the Fund are not  responsible  for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales  Charges.  As discussed in the  Prospectus,  a reduced  sales charge rate may be obtained for Class A  shares under Right of  Accumulation  and Letters of Intent  because of the  economies of sales  efforts and  reduction in expenses realized  by the  Distributor,  dealers  and  brokers  making  such  sales.  No sales  charge is imposed  in certain  other circumstances  described in Appendix B to this  Statement of Additional  Information  because the  Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of  Accumulation.  To qualify for the lower sales charge  rates that apply to larger  purchases of Class
A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your individual  accounts  (including  IRAs and 403(b) plans),  or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current  purchases  of Class A, Class B and Class N shares of the Fund and other  Oppenheimer  funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
         o        Class A, Class B and Class N shares of Oppenheimer  funds you previously  purchased subject to an initial or  contingent  deferred  sales  charge to reduce the sales  charge  rate for  current  purchases  of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same employer) that has multiple  accounts.  The Distributor  will add the value, at current offering price, of the shares you previously purchased
and  currently own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced sales charge will apply only to current purchases.  You must request it when you buy shares.

         |X| The  Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Main Street Growth & Income Fund
Oppenheimer California Municipal Fund                         Oppenheimer Main Street Opportunity Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer Main Street Small Cap Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer MidCap Fund
Oppenheimer Capital Income Fund                               Oppenheimer Multiple Strategies Fund
Oppenheimer Champion Income Fund                              Oppenheimer Municipal Bond Fund
Oppenheimer Convertible Securities Fund                       OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Developing Markets Fund                           OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Disciplined Allocation Fund                       Oppenheimer New York Municipal Fund
Oppenheimer Value Fund                                        Oppenheimer New Jersey Municipal Fund
Oppenheimer Discovery Fund                                    Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Emerging Growth Fund                              OSM1 - QM Active Balanced Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Quest Balanced Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Europe Fund                                       Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Florida Municipal Fund                            Oppenheimer Quest Opportunity Value Fund
OSM1- Gartmore Millennium Growth Fund                         Oppenheimer Quest Value Fund, Inc.
Oppenheimer Global Fund                                       Oppenheimer Real Asset Fund
Oppenheimer Global Growth & Income Fund                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Senior Floating Rate Fund
Oppenheimer Growth Fund                                       Oppenheimer Small Cap Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer Strategic Income Fund
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                           Oppenheimer Trinity Core Fund
Oppenheimer International Growth Fund                         Oppenheimer Trinity Growth Fund
Oppenheimer International Small Company Fund                  Oppenheimer Trinity Value Fund
OSM1 -Jennison Growth Fund                                    Oppenheimer U.S. Government Trust
Oppenheimer Large Cap Growth Fund                             Limited-Term New York Municipal Fund
Oppenheimer Limited-Term Government Fund                      Rochester Fund Municipals
And the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.
1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the  purchase of Class A shares of each of the  Oppenheimer  funds  described above except the money market funds.  Under certain  circumstances  described in this Statement of Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |X|  Letters of Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds  during a 13-month  period,  you can reduce the sales charge rate that applies to your  purchases  of Class A shares.  The total  amount of your  intended  purchases of both Class A and Class B shares will determine  the reduced sales charge rate for the Class A shares  purchased  during that period.  You can include  purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor of the intention to purchase Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds)  during a 13-month  period (the "Letter of
Intent  period").  At the  investor's  request,  this may  include  purchases  made up to 90 days  prior to the date of the
Letter.  The Letter states the investor's  intention to make the aggregate amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount  specified in the Letter.  Purchases made by  reinvestment  of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an  investor  to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the
Right of Accumulation to current purchases of Class A

shares.  Each purchase of Class A shares under the Letter will be made at the offering  price  (including the sales charge)
that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In  submitting  a Letter,  the  investor  makes no  commitment  to purchase  shares.  However,  if the  investor's purchases  of shares  within the Letter of Intent  period,  when added to the value (at offering  price) of the  investor's holdings of shares on the last day of that  period,  do not equal or exceed the  intended  purchase  amount,  the  investor agrees to pay the additional  amount of sales charge  applicable to such  purchases.  That amount is described in "Terms of
Escrow," below (those terms may be amended by the  Distributor  from time to time).  The investor  agrees that shares equal in value to 5% of the  intended  purchase  amount  will be held in escrow by the  Transfer  Agent  subject  to the Terms of
Escrow.  Also, the investor  agrees to be bound by the terms of the  Prospectus,  this Statement of Additional  Information and the  Application  used for a Letter of  Intent.  If those  terms are  amended,  as they may be from time to time by the
Fund, the investor agrees to be bound by the amended terms and that those  amendments will apply  automatically to existing
Letters of Intent.

         If the total  eligible  purchases  made  during  the Letter of Intent  period do not equal or exceed the  intended purchase  amount,  the  concessions  previously paid to the dealer of record for the account and the amount of sales charge retained  by the  Distributor  will be  adjusted to the rates  applicable  to actual  total  purchases.  If total  eligible purchases  during the Letter of Intent period exceed the intended  purchase  amount and exceed the amount needed to qualify for the next sales  charge rate  reduction  set forth in the  Prospectus,  the sales  charges  paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the Distributor the excess of the amount of  concessions  allowed  or paid to the  dealer  over the  amount  of  concessions  that  apply to the  actual  amount  of purchases.  The  excess  concessions  returned  to the  Distributor  will be used to  purchase  additional  shares  for the investor's  account  at the net  asset  value  per  share  in  effect  on the date of such  purchase,  promptly  after  the
Distributor's receipt thereof.

         The  Transfer  Agent will not hold  shares in escrow  for  purchases  of shares of the Fund and other  Oppenheimer funds by  OppenheimerFunds  prototype  401(k)  plans under a Letter of Intent.  If the  intended  purchase  amount  under a
Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan by the end of the
Letter of Intent period,  there will be no adjustment of concessions paid to the broker-dealer or financial  institution of record for accounts held in the name of that plan.

         In  determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the termination of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the investor to advise the  Distributor  about the Letter in placing any purchase  orders for the investor during the Letter of
Intent period.  All of such purchases must be made through the Distributor.

         |_| Terms of Escrow That Apply to Letters of Intent.

         1.    Out of the initial  purchase (or  subsequent  purchases if necessary)  made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the  intended  purchase  amount  specified in the Letter shall be held in escrow by the
Transfer Agent. For example,  if the intended  purchase amount is $50,000,  the escrow shall be shares valued in the amount of  $2,500  (computed  at  the  offering  price  adjusted  for  a  $50,000  purchase).  Any  dividends  and  capital  gains distributions on the escrowed shares will be credited to the investor's account.

         2.    If the total minimum  investment  specified under the Letter is completed within the  thirteen-month  Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the  thirteen-month  Letter of Intent  period the total  purchases  pursuant to the Letter are less than the intended  purchase amount  specified in the Letter,  the investor must remit to the Distributor an amount equal to the  difference  between the dollar  amount of sales  charges  actually paid and the amount of sales charges which would have been paid if the total amount  purchased  had been made at a single  time.  That sales  charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the  Letter.  If the  difference  in sales  charges is not paid within twenty days after a request from the  Distributor  or the dealer,  the  Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed  shares  necessary to realize such  difference  in sales  charges.
Full and  fractional  shares  remaining  after such  redemption  will be released from escrow.  If a request is received to redeem  escrowed shares prior to the payment of such  additional  sales charge,  the sales charge will be withheld from the redemption proceeds.

         4.    By  signing  the  Letter,  the  investor  irrevocably   constitutes  and  appoints  the  Transfer  Agent  as
attorney-in-fact to surrender for redemption any or all escrowed shares.

         5.  The  shares  eligible  for  purchase  under  the  Letter  (or the  holding  of  which  may be  counted  toward completion of a Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares  acquired  by  exchange  of either  (1)  Class A shares of one of the other  Oppenheimer funds that were acquired  subject to a Class A initial or contingent  deferred sales charge or (2) Class
                   B shares of one of the other  Oppenheimer  funds that were  acquired  subject to a  contingent  deferred sales charge.

         6.    Shares held in escrow  hereunder  will  automatically  be  exchanged  for shares of another fund to which an exchange is  requested,  as described in the section of the  Prospectus  entitled  "How to Exchange  Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly from a bank account,  you must enclose a check (the  minimum is $25) for the  initial  purchase  with your  application.  Shares  purchased  by Asset  Builder  Plan payments from bank accounts are subject to the redemption  restrictions for recent  purchases  described in the Prospectus.
Asset Builder Plans are  available  only if your bank is a (ACH) member.  Asset Builder Plans may not be used to buy shares for OppenheimerFunds  employee-sponsored  qualified  retirement  accounts.  Asset Builder Plans also enable shareholders of
Oppenheimer  Cash  Reserves to use their fund  account to make  monthly  automatic  purchases of shares of up to four other
Oppenheimer funds.

         If you make  payments  from your bank  account to purchase  shares of the Fund,  your bank account will be debited automatically.  Normally  the debit will be made two  business  days prior to the  investment  dates you  selected  on your
Application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be responsible  for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish  Asset  Builder  payments,  you should obtain a prospectus of the selected  fund(s) from your financial  advisor (or the  Distributor)  and request an application  from the  Distributor.  Complete the  application and return it. You may change the amount of your Asset Builder  payment or you can terminate  these  automatic  investments  at any time by writing to the Transfer Agent. The Transfer Agent requires a reasonable  period  (approximately  10 days) after receipt of your  instructions to implement  them. The Fund reserves the right to amend,  suspend,  or discontinue  offering
Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain types of retirement  plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix B to this  Statement of Additional  Information.  Certain  special sales charge  arrangements  described in that Appendix  apply to retirement  plans whose records are  maintained on a daily valuation basis by Merrill Lynch Pierce Fenner & Smith, Inc.  ("Merrill Lynch") or an independent  record keeper that has a contract or special  arrangement  with  Merrill  Lynch.  If on the date the plan  sponsor  signed the Merrill  Lynch record keeping  service  agreement the plan has less than $3 million in assets (other than assets  invested in money market funds)
invested in applicable  investments,  then the retirement plan may purchase only Class B shares of the  Oppenheimer  funds.
Any retirement  plans in that category that  currently  invest in Class B shares of the Fund will have their Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's shares (for  example,  when a purchase check is returned to the Fund  unpaid)  causes a loss to be incurred  when the net asset value of the Fund's  shares on the cancellation  date is less than on the  purchase  date.  That loss is equal to the  amount of the  decline in the net asset value per share  multiplied by the number of shares in the purchase  order.  The investor is responsible  for that loss. If the  investor  fails to  compensate  the  Fund for the  loss,  the  Distributor  will do so.  The  Fund may  reimburse  the
Distributor for that amount by redeeming  shares from any account  registered in that  investor's  name, or the Fund or the
Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments  of the
Fund.  However,  each class has different  shareholder  privileges and features.  The net income  attributable  to Class B,
Class C or Class N shares and the dividends  payable on Class B or Class C shares will be reduced by  incremental  expenses borne solely by that class.  Those  expenses  include the  asset-based  sales charges to which Class B, Class C and Class N shares are subject.

         The  availability  of different  classes of shares  permits an investor to choose the method of purchasing  shares that is more appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor expects to hold shares,  and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial sales charge.  While Class B, Class C and Class N shares have no initial sales charge,  the purpose of the deferred  sales charge and  asset-based  sales  charge on Class B, Class C and Class N shares is the same as that of the initial  sales  charge on
Class A shares - to compensate the  Distributor  and brokers,  dealers and financial  institutions  that sell shares of the
Fund.  A  salesperson  who is entitled  to receive  compensation  from his or her firm for selling  Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The  Distributor  will not accept any order in the amount of  $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including  dealer "street name" or omnibus  accounts).  That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of Class A shares subject to a contingent deferred sales charge as described in the Prospectus, no sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class A shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the
Oppenheimer funds are added as an investment option under that plan. Additionally, that concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

            |X| Class B Conversion.  Under current  interpretations  of applicable  federal  income tax law by the Internal
Revenue  Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable event for the shareholder.  If those laws or the IRS  interpretation of those laws should change,  the automatic  conversion  feature may be suspended.  In that event, no further  conversions of Class B shares would occur while that  suspension  remained in effect.

         Although  Class B shares  could then be  exchanged  for Class A shares on the basis of relative net asset value of the two classes,  without the imposition of a sales charge or fee, such exchange  could  constitute a taxable event for the shareholder,  and absent such  exchange,  Class B shares might continue to be subject to the  asset-based  sales charge for longer than six years.

         |X|  Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:
o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix _ to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the recordkeeper or the plan sponsor for which has entered into a special agreement with the Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the Oppenheimer funds is $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of
                      Class A shares of one or more Oppenheimer funds.
o        to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:

o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the
                      Oppenheimer funds),
o        purchase of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender
                      401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender
                      401(k) plan to any IRA invested in the Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |X|  Allocation  of Expenses.  The Fund pays expenses  related to its daily  operations,  such as custodian  fees,
Trustees'  fees,  transfer  agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the Fund's assets and are not paid directly by  shareholders.  However,  those expenses  reduce the net asset value of shares,  and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for calculating  the net asset value,  dividends and  distributions  of the Fund's share classes recognizes  two types of expenses.  General  expenses that do not pertain  specifically  to any one class are allocated pro rata to the  shares  of all  classes.  The  allocation  is based on the  percentage  of the  Fund's  total  assets  that is represented  by the assets of each class,  and then equally to each  outstanding  share within a given class.  Such general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder  reports,
Prospectuses,
Statements  of  Additional  Information  and other  materials  for current  shareholders,  fees to  unaffiliated  Trustees, custodian expenses, share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions,  and non-recurring expenses, such as litigation costs.

         Other expenses that are directly  attributable  to a particular  class are allocated  equally to each  outstanding share within that class.  Examples of such  expenses  include  distribution  and service plan  (12b-1)  fees,  transfer and shareholder  servicing agent fees and expenses,  and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values  Per  Share.  The net asset  values  per share of each  class of shares of the Fund are determined  as of the  close of  business  of The New York  Stock  Exchange  on each day  that the  Exchange  is open.  The calculation  is done by  dividing  the value of the Fund's net  assets  attributable  to a class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example,  in case of weather  emergencies or on days falling before a U.S.  holiday).  The Exchange's  most recent  annual  announcement  (which is subject to change)  states that it will close on New Year's Day,  Presidents'  Day,
Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence Day, Labor Day,  Thanksgiving Day and Christmas Day.
It may also close on other days.

         Dealers other than  Exchange  members may conduct  trading in certain  securities on days on which the Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular business day. Because the Fund's net asset values will not be calculated on those days,  the Fund's net asset values per share may be  significantly  affected on such days when shareholders may not purchase or redeem shares.  Additionally,  trading on European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The New York Stock Exchange.

         Changes  in the  values of  securities  traded on foreign  exchanges  or markets as a result of events  that occur after the prices of those  securities  are  determined,  but before the close of The New York Stock  Exchange,  will not be reflected  in the Fund's  calculation  of its net asset  values  that day unless the Manager  determines  that the event is likely to effect a material change in the value of the security.  If such  determination is made the Manager acting through an internal  valuation  committee,  will establish a valuation for such security subject to the approval,  ratification and confirmation by the Board at its next ensuing meeting.

         |X|  Securities  Valuation.  The Fund's  Board of Trustees has  established  procedures  for the  valuation of the
Fund's securities. In general those procedures are as follows:

o        Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
1.        if last  sale  information  is  regularly  reported,  they are  valued  at the last  reported  sale  price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
2.        if last sale  information is not available on a valuation  date,  they are valued at the last reported sale price preceding  the valuation  date if it is within the spread of the closing "bid" and "asked"  prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.

o        Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
1.        at the last sale price available to the pricing service approved by the Board of Trustees, or
2.        at the last sale price  obtained by the Manager from the report of the  principal  exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
3.       at the mean between the "bid" and "asked"  prices  obtained from the  principal  exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
o        Long-term debt  securities  having a remaining  maturity in excess of 60 days are valued based on the mean between the "bid" and "asked"  prices  determined  by a portfolio  pricing  service  approved by the Fund's  Board of
              Trustees  or  obtained  by the  Manager  from two  active  market  makers  in the  security  on the  basis of reasonable inquiry.
o        The  following  securities  are valued at the mean between the "bid" and "asked"  prices  determined  by a pricing service  approved by the Fund's  Board of Trustees or obtained by the Manager from two active  market  makers in the security on the basis of reasonable inquiry:

1.        debt instruments that have a maturity of more than 397 days when issued,

2.        debt  instruments  that had a maturity  of 397 days or less when  issued and have a  remaining  maturity  of more than 60 days, and
3.       non-money  market debt  instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
o        The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

1.       money  market  debt  securities  held by a  non-money  market  fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
2.       debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
o        Securities (including  restricted  securities) not having  readily-available  market quotations are valued at fair value determined under the Board's procedures.  If the Manager is unable to locate two market makers  willing to give quotes,  a security may be priced at the mean between the
              "bid" and "asked"  prices  provided by a single  active market maker (which in certain cases may be the "bid"
              price if no "asked" price is available).

         In the case of U.S.  government  securities,  mortgage-backed  securities,  corporate bonds and foreign government securities,  when last sale information is not generally  available,  the Manager may use pricing services  approved by the
Board of Trustees.  The pricing service may use "matrix" comparisons to the prices for comparable  instruments on the basis of quality,  yield and maturity.  Other special factors may be involved (such as the tax-exempt status of the interest paid by  municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That  monitoring  may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

         The closing prices in the London  foreign  exchange  market on a particular  business day that are provided to the
Manager by a bank,  dealer or pricing  service that the Manager has  determined  to be reliable  are used to value  foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts,  calls, and futures are valued at the last sale price on the principal  exchange on which they are traded or on NASDAQ,  as  applicable,  as determined  by a pricing  service  approved by the Board of Trustees or by the Manager.  If there were no sales that day,  they shall be valued at the last sale  price on the  preceding  trading  day if it is within the spread of the closing "bid" and "asked"  prices on the principal  exchange or on NASDAQ on the valuation  date. If not, the value shall be the closing bid price on the principal exchange or on NASDAQ on the valuation date.  If the put, call or future is not traded on an  exchange  or on NASDAQ,  it shall be valued by the mean  between  "bid" and  "asked"  prices obtained  by the  Manager  from two active  market  makers.  In certain  cases that may be at the "bid" price if no "asked"
price is available.

         When the Fund writes an option,  an amount  equal to the premium  received is included in the Fund's  Statement of
Assets and  Liabilities  as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted
("marked-to-market")  to reflect the current market value of the option. In determining the Fund's gain on investments,  if a call or put written by the Fund is  exercised,  the proceeds  are  increased  by the premium  received.  If a call or put written  by the Fund  expires,  the Fund has a gain in the  amount  of the  premium.  If the  Fund  enters  into a  closing purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund  receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Reinvestment  Privilege.  Within six months of a  redemption,  a  shareholder  may reinvest  all or part of the  redemption proceeds of:
o        Class A shares  purchased  subject to an initial  sales  charge or Class A shares on which a  contingent  deferred sales charge was paid, or
o        Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made  without  sales  charge  only in  Class A shares  of the  Fund or any of the  other
Oppenheimer  funds  into  which  shares of the Fund are  exchangeable  as  described  in "How to  Exchange  Shares"  below.
Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.  The shareholder  must ask the Transfer Agent for that privilege at the time of  reinvestment.  This privilege does not apply to
Class C or Class N shares.  The Fund may amend,  suspend or cease  offering this  reinvestment  privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was realized when the shares were redeemed is taxable,  and reinvestment  will not alter any capital  gains tax payable on that gain.  If there has been a capital loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending on the timing and amount of the  reinvestment.  Under the Internal  Revenue Code, if the redemption  proceeds of Fund  shares on which a sales  charge was paid are  reinvested  in shares of the Fund or another of the  Oppenheimer  funds within 90 days of payment of the sales charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge  paid.  That would reduce the loss or increase the gain recognized  from the  redemption.  However,  in that  case the  sales  charge  would  be added to the  basis of the  shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The  Prospectus  states that payment for shares  tendered for  redemption is ordinarily  made in cash.
However,  under certain  circumstances  the Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining  shareholders  of the Fund to make payment of a redemption  order wholly or partly in cash.
In that  case,  the  Fund  may pay the  redemption  proceeds  in whole or in part by a  distribution  "in  kind" of  liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, the Fund is obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the Fund  during any
90-day period for any one shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur brokerage or other costs in selling the securities for cash. The Fund will value  securities  used to pay  redemptions in kind using the same method the Fund uses to value its portfolio  securities  described above under  "Determination of Net Asset Values Per
Share." That valuation will be made as of the time the redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Trustees  has the right to cause the  involuntary  redemption  of the shares held in any account if the  aggregate  net asset value of those shares is less than $500 or such lesser amount as the Board may fix. The Board will not cause the  involuntary  redemption  of shares in an account if the aggregate net asset value of such shares has fallen below the stated  minimum  solely as a result of market  fluctuations.  If the Board  exercises this right,  it may also fix the  requirements  for any notice to be given to the  shareholders  in  question  (not less than 30 days). The Board may  alternatively  set  requirements  for the shareholder to increase the investment,  or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that triggers the payment of sales charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer  to the name of  another  person or  entity.  It does not  matter  whether  the  transfer  occurs by  absolute assignment,  gift or bequest,  as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the transferred  shares will remain subject to the contingent  deferred sales charge.  It will be calculated as if the  transferee  shareholder  had acquired the  transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are  transferred,  and some but not all shares in the account  would be subject to a  contingent  deferred  sales  charge if redeemed at the time of  transfer,  the  priorities  described  in the
Prospectus  under "How to Buy Shares"  for the  imposition  of the Class B, Class C or Class N  contingent  deferred  sales charge will be followed in determining the order in which shares are transferred.

Distributions  From  Retirement  Plans.  Requests  for  distributions  from   OppenheimerFunds-sponsored   IRAs,  403(b)(7)
custodial plans, 401(k) plans or pension or profit-sharing plans should be addressed to "Trustee, OppenheimerFunds Retirement Plans," c/o the Transfer Agent at its
address  listed  in "How  To Sell  Shares"  in the  Prospectus  or on the  back  cover  of  this  Statement  of  Additional
Information.  The request must:

(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants  (other than self-employed  persons) in  OppenheimerFunds-sponsored  pension or profit-sharing  plans with  shares  of the Fund  held in the name of the plan or its  fiduciary  may not  directly  request  redemption  of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions  from  pension and profit  sharing  plans are  subject to special  requirements  under the  Internal
Revenue Code and certain  documents  (available  from the Transfer  Agent) must be completed  and submitted to the Transfer
Agent before the distribution  may be made.  Distributions  from retirement  plans are subject to withholding  requirements under the Internal  Revenue Code, and IRS Form W-4P  (available  from the Transfer Agent) must be submitted to the Transfer
Agent with the  distribution  request,  or the  distribution  may be  delayed.  Unless the  shareholder  has  provided  the
Transfer Agent with a certified tax  identification  number,  the Internal  Revenue Code requires that tax be withheld from any distribution  even if the shareholder  elects not to have tax withheld.  The Fund, the Manager,  the  Distributor,  and the Transfer Agent assume no  responsibility  to determine  whether a  distribution  satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase  of Shares  from  Dealers  and  Brokers.  The  Distributor  is the  Fund's  agent to repurchase its shares from authorized  dealers or brokers on behalf of their customers.  Shareholders  should contact their broker or dealer to arrange  this type of  redemption.  The  repurchase  price per share  will be the net asset  value next computed after the Distributor  receives an order placed by the dealer or broker.  However,  if the Distributor  receives a repurchase  order from a dealer or broker  after the close of The New York Stock  Exchange  on a regular  business  day, it will be  processed  at that day's net asset  value if the order was  received  by the dealer or broker  from its  customers prior to the time the Exchange  closes.  Normally,  the Exchange  closes at 4:00 P.M.,  but may do so earlier on some days.
Additionally,  the order must have been transmitted to and received by the Distributor  prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a  broker-dealer  under this  procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption  documents in proper form. The signature(s) of the registered  owners on the redemption  documents must be guaranteed as described in the
Prospectus.

Automatic  Withdrawal and Exchange  Plans.  Investors  owning shares of the Fund valued at $5,000 or more can authorize the
Transfer  Agent to redeem shares (having a value of at least $50)  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Withdrawal  Plan.  Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the payment.  Automatic withdrawals of up to $1,500 per month may be requested by telephone if payments are to be made by check  payable to all  shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been  changed  within the prior 30 days.  Required  minimum distributions from OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check,  but  shareholders  having  AccountLink  privileges (see "How To Buy Shares")
may  arrange to have  Automatic  Withdrawal  Plan  payments  transferred  to the bank  account  designated  on the  Account
Application or by  signature-guaranteed  instructions sent to the Transfer Agent.  Shares are normally redeemed pursuant to an  Automatic  Withdrawal  Plan  three  business  days  before  the  payment  transmittal  date you  select in the  Account
Application.  If a contingent  deferred sales charge applies to the redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund  cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend, suspend or  discontinue  offering  these plans at any time without  prior notice.  Because of the sales charge  assessed on
Class A share purchases,  shareholders  should not make regular  additional Class A share purchases while  participating in an Automatic  Withdrawal Plan. Class B, Class C and Class N shareholders should not establish  automatic  withdrawal plans, because of the potential  imposition of the contingent  deferred sales charge on such  withdrawals  (except where the Class
B,  Class C or Class N  contingent  deferred  sales  charge is waived as  described  in  Appendix  B to this  Statement  of
Additional Information).

         By requesting an Automatic  Withdrawal or Exchange Plan, the  shareholder  agrees to the terms and conditions that apply  to such  plans,  as  stated  below.  These  provisions  may be  amended  from  time to time by the Fund  and/or  the
Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic  Exchange Plans.  Shareholders can authorize the Transfer Agent to exchange a pre-determined  amount of shares of the Fund for shares (of the same class) of other  Oppenheimer  funds  automatically  on a monthly,  quarterly, semi-annual  or annual  basis under an  Automatic  Exchange  Plan.  The minimum  amount that may be exchanged to each other fund  account  is $25.  Instructions  should  be  provided  on the  OppenheimerFunds  Application  or  signature-guaranteed instructions.  Exchanges  made under these plans are subject to the  restrictions  that apply to  exchanges as set forth in
"How to Exchange Shares" in the Prospectus and below in this Statement of Additional Information.

         |X| Automatic  Withdrawal  Plans.  Fund shares will be redeemed as necessary to meet withdrawal  payments.  Shares acquired  without a sales charge will be redeemed  first.  Shares  acquired  with  reinvested  dividends  and capital gains distributions  will be redeemed  next,  followed by shares  acquired with a sales charge,  to the extent  necessary to make withdrawal payments.  Depending upon the amount withdrawn,  the investor's  principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's  Automatic  Withdrawal Plan as agent for the shareholder(s) (the
"Planholder")  who executed the Plan  authorization and application  submitted to the Transfer Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder for any action taken or not taken by the Transfer Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the Planholder on the records of the
Fund.  Any share  certificates  held by a Planholder  may be  surrendered  unendorsed  to the Transfer  Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal  Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares  will be  redeemed  to make  withdrawal  payments  at the net  asset  value  per  share  determined  on the redemption  date.  Checks  or  AccountLink  payments  representing  the  proceeds  of Plan  withdrawals  will  normally  be transmitted  three business days prior to the date selected for receipt of the payment,  according to the choice  specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The  amount  and the  interval  of  disbursement  payments  and the  address  to which  checks are to be mailed or
AccountLink  payments are to be sent may be changed at any time by the  Planholder  by writing to the Transfer  Agent.  The
Planholder  should allow at least two weeks' time after mailing such  notification  for the  requested  change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the  shares  held  under  the  Plan.  That  notice  must be in  proper  form in  accordance  with the  requirements  of the then-current  Prospectus of the Fund. In that case,  the Transfer  Agent will redeem the number of shares  requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The  Planholder  may  terminate  a Plan at any time by  writing  to the  Transfer  Agent.  The Fund may also  give directions to the Transfer  Agent to terminate a Plan.  The Transfer  Agent will also  terminate a Plan upon its receipt of evidence  satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon  termination of a Plan by the
Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated  form in the name of the
Planholder.  The  account  will  continue  as a  dividend-reinvestment,  uncertificated  account  unless  and until  proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt,  the  Planholder may request  issuance of a portion of the shares in certificated  form.  Upon written  request from the Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop.  However,  should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent  ceases  to act as  transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the  Prospectus,  shares of a  particular  class of  Oppenheimer  funds having more than one class of shares may be exchanged only for shares of the same class of other  Oppenheimer  funds.  Shares of  Oppenheimer  funds that have a single class without a class  designation  are deemed  "Class A" shares for this  purpose.  You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer  funds currently offer Class A, B and C shares except  Oppenheimer Money Market Fund, Inc.,
     Centennial Money Market Trust, Centennial Tax Exempt Trust,
     Centennial  Government  Trust,  Centennial  New York Tax Exempt Trust,  Centennial  California  Tax Exempt Trust,  and
     Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of  Oppenheimer  Cash Reserves are generally  available  only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain  Oppenheimer funds currently offer Class Y shares.  Class Y shares of Oppenheimer Real Asset Fund may not be exchanged for shares of any other fund.
o        Only certain  Oppenheimer  funds  currently  offer Class N shares,  which are only offered to retirement  plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o        Class M shares  of  Oppenheimer  Convertible  Securities  Fund may be  exchanged  only for Class A shares of other
     Oppenheimer  funds.  They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except
     Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o        Class X shares  of  Limited  Term New  York  Municipal  Fund can be  exchanged  only for  Class B shares  of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of  Oppenheimer  Capital  Preservation  Fund may not be exchanged  for shares of  Oppenheimer  Money Market
     Fund,  Inc.,  Oppenheimer  Cash Reserves or Oppenheimer  Limited-Term  Government  Fund. Only  participants in certain retirement  plans may purchase  shares of  Oppenheimer  Capital  Preservation  Fund, and only those  participants  may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o        Class A shares of  Oppenheimer  Senior  Floating Rate Fund are not available by exchange of shares of  Oppenheimer
     Money Market Fund or Class A shares of Oppenheimer  Cash Reserves.  If any Class A shares of another  Oppenheimer fund that are exchanged for Class A shares of Oppenheimer  Senior  Floating Rate Fund are subject to the Class A contingent deferred  sales  charge of the other  Oppenheimer  fund at the time of exchange,  the holding  period for that Class A contingent  deferred  sales  charge will carry over to the Class A shares of  Oppenheimer  Senior  Floating  Rate Fund acquired in the exchange.  The Class A shares of Oppenheimer  Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early  Withdrawal  Charge of Oppenheimer  Senior  Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer  Select Managers  Mercury  Advisors S&P Index Fund and
     Oppenheimer  Select Managers QM Active Balanced Fund are only available to retirement  plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

      Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money  market fund offered by the  Distributor.  Shares of any money  market fund  purchased  without a sales charge may be exchanged for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer  Money Market Fund,  Inc.  purchased with the redemption  proceeds of shares of other mutual funds (other than funds  managed by the Manager or its  subsidiaries)  redeemed  within the 30 days prior to that  purchase may  subsequently  be exchanged for shares of other  Oppenheimer  funds without being subject to an initial sales charge or contingent  deferred sales charge.  To qualify for that  privilege,  the investor or the investor's  dealer must notify the
Distributor  of  eligibility  for this  privilege  at the time the  shares of  Oppenheimer  Money  Market  Fund,  Inc.  are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund  acquired by  reinvestment  of dividends  or  distributions  from any of the other  Oppenheimer funds or from any unit  investment  trust for which  reinvestment  arrangements  have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or terminate the exchange  privilege at any time.  Although the Fund may impose these changes at any time,  it will  provide you with  notice of those  changes  whenever  it is required to do so by  applicable law. It may be required to provide 60 days notice prior to  materially  amending or  terminating  the  exchange  privilege.
That 60 day notice is not required in extraordinary circumstances.

         |X| How Exchanges  Affect  Contingent  Deferred Sales Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares of the Fund,  acquired by exchange of Class A shares of other  Oppenheimer  funds purchased subject to a Class A contingent deferred  sales  charge are  redeemed  within 18 months of the end of the  calendar  month of the  initial  purchase of the exchanged  Class A shares,  the Class A contingent  deferred  sales charge is imposed on the redeemed  shares.  The Class B contingent  deferred sales charge is imposed on Class B shares  acquired by exchange if they are redeemed within 6 years of the initial  purchase of the exchanged Class B shares.  The Class C contingent  deferred sales charge is imposed on Class C shares  acquired by exchange  if they are  redeemed  within 12 months of the  initial  purchase  of the  exchanged  Class C shares.  With respect to Class N shares, a 1% contingent  deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment option of the plan and Class N shares are redeemed  within 18 months  after the plan's first  purchase of Class N shares of any Oppenheimer  fund or with respect to an individual  retirement plan or 403(b) plan,  Class N shares are redeemed within
18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B or Class C shares  are  redeemed  to effect an  exchange,  the  priorities  described  in "How To Buy
Shares" in the  Prospectus  for the  imposition  of the Class B or the Class C  contingent  deferred  sales  charge will be followed in determining the order in which the shares are exchanged.  Before exchanging  shares,  shareholders  should take into account how the  exchange  may affect any  contingent  deferred  sales charge that might be imposed in the  subsequent redemption of remaining shares.

         Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

         |X| Limits on Multiple  Exchange  Orders.  The Fund  reserves the right to reject  telephone  or written  exchange requests  submitted in bulk by anyone on behalf of more than one  account.  The Fund may accept  requests for  exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X|  Telephone  Exchange  Requests.  When  exchanging  shares by telephone,  a  shareholder  must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a Prospectus of that fund before the exchange  request may be submitted.  If all  telephone  lines are busy (which might occur,  for example,  during periods of substantial  market  fluctuations),  shareholders  might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X| Processing  Exchange  Requests.  Shares to be exchanged are redeemed on the regular  business day the Transfer
Agent receives an exchange  request in proper form (the  "Redemption  Date").  Normally,  shares of the fund to be acquired are  purchased on the  Redemption  Date,  but such  purchases  may be delayed by either fund up to five business days if it determines  that it would be  disadvantaged  by an immediate  transfer of the  redemption  proceeds.  The Fund reserves the right,  in its  discretion,  to refuse any  exchange  request  that may  disadvantage  it. For  example,  if the receipt of multiple  exchange  requests from a dealer might require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund, the Fund may refuse the request.  When you exchange some or all of your shares from one fund to another,  any special account feature such as an Asset Builder Plan or Automatic  Withdrawal Plan, will be switched  to the new fund  account  unless  you tell the  Transfer  Agent not to do so.  However,  special  redemption  and exchange  features  such as Automatic  Exchange  Plans and Automatic  Withdrawal  Plans cannot be switched to an account in
Oppenheimer Senior Floating Rate Fund.

         In connection with any exchange  request,  the number of shares exchanged may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the  Prospectus  or this
Statement of Additional Information, or would include
shares covered by a share  certificate  that is not tendered with the request.  In those cases,  only the shares  available for exchange without restriction will be exchanged.

         The different Oppenheimer funds available for exchange have different investment  objectives,  policies and risks.
A shareholder  should assure that the fund selected is  appropriate  for his or her  investment  and should be aware of the tax  consequences of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a redemption of shares  of one fund and a  purchase  of shares of  another.  "Reinvestment  Privilege,"  above,  discusses  some of the tax consequences of reinvestment of redemption  proceeds in such cases. The Fund, the  Distributor,  and the Transfer Agent are
unable to provide  investment,  tax or legal advice to a shareholder  in connection  with an exchange  request or any other investment transaction.

Dividends, Capital Gains and Taxes

         Dividends and  Distributions.  The Fund has no fixed dividend rate and there can be no assurance as to the payment of any dividends or the realization of any capital gains.  The dividends and  distributions  paid by a class of shares will vary from time to time depending on market conditions,  the composition of the Fund's portfolio,  and expenses borne by the
Fund or borne  separately by a class.  Dividends are  calculated in the same manner,  at the same time, and on the same day for each  class of  shares.  However,  dividends  on Class B,  Class C and Class N shares  are  expected  to be lower  than dividends on Class A shares.  That is because of the effect of the  asset-based  sales charge on Class B, Class C and Class
N shares.  Those  dividends  will also differ in amount as a consequence  of any  difference in the net asset values of the different classes of shares.

         Dividends,  distributions  and proceeds of the  redemption of Fund shares  represented  by checks  returned to the
Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market Fund,  Inc.
Reinvestment  will be made as promptly as possible  after the return of such checks to the  Transfer  Agent,  to enable the investor to earn a return on otherwise idle funds.  Unclaimed  accounts may be subject to state  escheatment  laws, and the
Fund and the Transfer Agent will not be liable to shareholders or their  representatives  for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the  Prospectus  and this Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and  regulations may be changed by legislative,  judicial,  or  administrative  action,  sometimes with retroactive  effect.  State and local tax treatment of ordinary  income  dividends and capital gain dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code  described  below.  Potential  purchasers of shares of the Fund are urged to consult their tax advisers with specific  reference to their own tax  circumstances  as well as the  consequences  of federal,  state and local tax rules affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (that is, taxable interest, dividends, and other taxable ordinary income, net of expenses) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than
25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise Tax on Regulated  Investment  Companies.  Under the  Internal  Revenue  Code,  by December 31 each year,  the Fund must  distribute  98% of its taxable  investment  income earned from January 1 through  December 31 of that year and 98% of its  capital  gains  realized  in the period from  November 1 of the prior year  through  October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not distributed.  It is presently  anticipated that the Fund will meet those requirements.  To meet this requirement,  in certain circumstances the Fund might be required to liquidate portfolio  investments to make sufficient  distributions to avoid excise tax liability.  However, the Board of
Trustees and the Manager might determine in a particular  year that it would be in the best interests of  shareholders  for the Fund not to make such  distributions  at the required  levels and to pay the excise tax on the  undistributed  amounts.
That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.  The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35% corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be

required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions by the Fund will be treated in the manner  described above  regardless of whether the  distributions are  paid in cash or  reinvested  in  additional  shares  of the  Fund  (or of  another  fund).  Shareholders  receiving  a distribution  in the form of additional  shares will be treated as receiving a distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares, the
                                                                                             -
shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares.
Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

         |X|  Foreign Shareholders.  Taxation of a shareholder who under United States law is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership depends on whether the shareholder's income from the Fund is effectively connected with a U.S. trade or business carried on by such shareholder.

         If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder will be subject to U.S. withholding tax. The rate of the tax depends on a number of factors. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S.
citizens or domestic corporations.

         In the case of a foreign non-corporate shareholder, the Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate)
unless the shareholder furnishes the Fund with proper notification of their foreign status.

         The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Dividend  Reinvestment in Another Fund.  Shareholders of the Fund may elect to reinvest all dividends  and/or capital gains distributions in shares of the same class of any of the other  Oppenheimer  funds listed above.  Reinvestment  will be made without  sales  charge at the net asset  value per share in  effect at the close of  business  on the  payable  date of the dividend or  distribution.  To elect this option,  the shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application from the Distributor to establish an account.  Dividends and/or  distributions  from shares of certain other  Oppenheimer  funds (other than Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that have a sales agreement with  OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager that acts as the Fund's Distributor.  The
Distributor  also  distributes  shares of the  other  Oppenheimer  funds and is  sub-distributor  for  funds  managed  by a subsidiary of the Manager.

The  Transfer  Agent.  OppenheimerFunds  Services,  the  Fund's  Transfer  Agent,  is a  division  of  the  Manager.  It is responsible for maintaining the Fund's shareholder  registry and shareholder  accounting records,  and for paying dividends and distributions to shareholders.  It also handles  shareholder  servicing and  administrative  functions.  It acts as the
Transfer  Agent for an annual per  account  fee.  It also acts as  shareholder  servicing  agent for the other  Oppenheimer funds.  The Fund's  transfer agent has voluntarily  agreed to limit transfer and shareholder  servicing agent fees to 0.25%
per annum of Class Y shares,  effective January 1, 2001, and for all other classes,  0.35% per annum,  effective October 1,
2001.  That  undertaking  may be amended or  withdrawn  at any time.  Shareholders  should  direct  inquiries  about  their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The  Custodian.  The Bank of New York is the  Custodian of the Fund's  assets.  The  Custodian's  responsibilities  include safeguarding and controlling the Fund's  portfolio  securities and handling the delivery of such securities to and from the
Fund.  It  will  be the  practice  of the  Fund  to deal  with  the  Custodian  in a  manner  uninfluenced  by any  banking relationship  the  Custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the custodian in excess of $100,000 are not protected by Federal deposit insurance.  Those uninsured balances at times may be substantial.

Independent  Auditors.  KPMG LLP are the independent  auditors of the Fund. They audit the Fund's financial  statements and perform  other  related  audit  services.  They also act as auditors for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of
Oppenheimer International Growth Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer International Growth Fund, including the statement of investments, as of November 30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2001, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer International Growth Fund as of November 30, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
December 14, 2001

STATEMENT OF INVESTMENTS November 30, 2001

                                                                                    Market Value
                                                                       Shares         See Note 1
------------------------------------------------------------------------------------------------

Common Stocks--91.1%
Capital Goods--20.3%
Aerospace/Defense--2.6%
Empresa Brasileira de Aeronautica SA (Embraer), Preference          5,359,000       $ 23,401,284
Electrical Equipment--3.3%
Halma plc                                                           6,891,000         16,706,334
Toshiba Corp.                                                       2,957,424         12,634,869
                                                                                    ------------
                                                                                      29,341,203

Industrial Services--9.3%
3i Group plc                                                          470,631          5,859,287
BTG plc/1/                                                            854,000          9,377,748
Hays plc                                                            1,701,100          4,924,656
Hyundai Heavy Industries Co. Ltd.                                     429,663          8,320,196
ICTS International NV                                                 211,200          1,424,438
Koninklijke Boskalis Westminster NV                                 1,292,891         38,202,602
Technip-Coflexip SA, Sponsored ADR/1/                                 462,875         13,955,681
                                                                                    ------------
                                                                                      82,064,608

Manufacturing--5.1%
FKI plc                                                             1,871,070          5,109,858
GSI Lumonics, Inc./1/                                               1,125,000          8,583,750
Jenoptik AG                                                         1,337,765         27,250,741
Sauer-Danfoss, Inc.                                                   150,000          1,125,000
Shire Pharmaceuticals Group plc/1/                                    259,800          3,093,682
                                                                                    ------------
                                                                                      45,163,031

Communication Services--2.0%
Telecommunications-Long Distance--1.3%
Videsh Sanchar Nigam Ltd.                                           2,081,700         10,110,990
Videsh Sanchar Nigam Ltd., Sponsored ADR                              175,504          1,598,841
                                                                                    ------------
                                                                                      11,709,831

Telephone Utilities--0.7%
Tele Norte Leste Participacoes SA (Telemar)                       540,369,189          6,160,700
Consumer Cyclicals--13.3%
Autos & Housing--1.6%
Aucnet, Inc.                                                          205,230          2,415,353
Ducati Motor Holding SpA/1/                                         2,500,000          3,883,798
Porsche AG, Preferred                                                  11,601          4,142,965
Solidere, GDR1/2/                                                     855,700          3,829,257
                                                                                    ------------
                                                                                      14,271,373

                   14 | OPPENHEIMER INTERNATIONAL GROWTH FUND

                                                                                                   Market Value
                                                                                     Shares          See Note 1
---------------------------------------------------------------------------------------------------------------

Consumer Services--1.6%
Prosegur Compania de Seguridad SA                                                    638,176        $ 8,828,482
Randstad Holding NV                                                                  424,200          5,070,713
                                                                                                    -----------
                                                                                                     13,899,195

Media--4.5%

Reed International plc                                                             2,377,339         20,002,907
Wolters Kluwer NV                                                                    922,099         19,980,668
                                                                                                    -----------
                                                                                                     39,983,575

Retail: General--0.2%
Compagnie Financiere Richemont AG, A Units                                            95,000          1,799,854
Retail: Specialty--4.9%
Boots Co. plc                                                                      1,965,600         16,538,539
UBI Soft Entertainment SA/1/                                                         774,221         26,966,938
                                                                                                    -----------
                                                                                                     43,505,477

Textile/Apparel & Home Furnishings--0.5%
Bulgari SpA                                                                          493,000          4,180,363
Consumer Staples--17.0%
Beverages--0.5%

Aalberts Industries NV                                                               303,500          4,810,044
Broadcasting--3.2%

Grupo Televisa SA, Sponsored GDR/1/                                                  246,000          8,536,200
LG Home Shopping, Inc./3/                                                            352,472         15,506,054
Sogecable SA/1/                                                                      168,300          4,159,205
                                                                                                    -----------
                                                                                                     28,201,459

Entertainment--11.4%

Imagineer Co. Ltd./1/                                                                105,000            635,356
Infogrames Entertainment SA/1/                                                     1,837,288         25,910,446
Nintendo Co. Ltd.                                                                    230,600         39,800,601
Sega Corp./1/                                                                      1,057,200         21,939,133
Village Roadshow Ltd., Cl. A, Preference                                           7,339,185          6,397,477
Zee Telefilms Ltd.                                                                 2,355,000          6,330,936
                                                                                                    -----------
                                                                                                    101,013,949

Household Goods--1.9%
Wella AG                                                                              52,000          2,265,183
Wella AG, Preference, Non-Vtg.                                                       299,500         14,105,863
                                                                                                    -----------
                                                                                                     16,371,046

                   15 | OPPENHEIMER INTERNATIONAL GROWTH FUND

STATEMENT OF INVESTMENTS Continued
                                                                                                   Market Value
                                                                                      Shares         See Note 1
---------------------------------------------------------------------------------------------------------------

Energy--3.2%
Energy Services--2.0%
Electrofuel, Inc./1/                                                                 750,000        $   415,156
Expro International Group plc                                                      1,077,900          6,121,103
Innogy Holdings plc                                                                3,914,500         11,123,069
                                                                                                    -----------
                                                                                                     17,659,328

Oil: International--1.2%
Canadian Hunter Exploration Ltd./1/                                                  309,700         10,435,651
                                                                                                    -----------
Financial--8./1/%
Banks--2.2%
Banco Espirito Santo SA                                                              215,975          2,688,038
Julius Baer Holding AG, Cl. B                                                         31,550         10,422,152
Uniao de Bancos Brasileiros SA (Unibanco), Sponsored ADR                             307,300          6,084,540
                                                                                                    -----------
                                                                                                     19,194,730

Diversified Financial--5./1/%
Collins Stewart Ltd.                                                               1,748,400          8,926,348
Espirito Santo Financial Group, ADR                                                  234,700          3,879,591
Housing Development Finance Corp. Ltd.                                               132,750          1,913,284
ICICI Ltd., Sponsored ADR                                                          1,080,000          6,490,800
Van der Moolen Holding NV                                                            848,100         23,920,745
                                                                                                    -----------
                                                                                                     45,130,768

Insurance--0.8%
Axa SA                                                                               273,200          5,968,808
Ockham Holdings plc                                                                1,604,011            983,616
                                                                                                    -----------
                                                                                                      6,952,424

Healthcare--9.5%
Healthcare/Drugs--5.5%
Biocompatibles International plc/1/                                                3,374,298          5,293,295
Cambridge Antibody Technology Group plc/1/                                           194,300          4,666,216
Elan Corp. plc, ADR/1/                                                               220,940          9,769,967
NeuroSearch AS/1/                                                                    272,600          4,721,766
Nicox SA/1/                                                                          269,561         12,176,860
Oxford GlycoSciences plc/1/                                                          445,948          3,561,412
Pliva d.d., GDR/2/                                                                   848,350          8,313,830
                                                                                                    -----------
                                                                                                     48,503,346

Healthcare/Supplies & Services--4.0%
Novogen Ltd./1/                                                                    4,406,800          3,552,564
Ortivus AB, B Shares/1/                                                              551,400          1,083,767
PowderJect Pharmaceuticals plc/1/                                                  2,522,000         19,511,687
SkyePharma plc/1/                                                                 14,194,700         11,386,722
                                                                                                    -----------
                                                                                                     35,534,740

                   16 | OPPENHEIMER INTERNATIONAL GROWTH FUND

                                                                                                    Market Value
                                                                                     Shares          See Note 1

Technology--15.6%
Computer Hardware--0.7%
Oberthur Card Systems SA/1/                                                          784,005       $  6,191,623
Computer Services--2.4%
Alten SA/1/                                                                          234,930          3,540,297
Computer Services Solutions Holding NV                                               686,208          3,963,078
Magnus Holding NV                                                                    918,480            937,544
Redbus Interhouse plc/1/                                                           1,354,700            231,833
Ushio, Inc.                                                                          994,000         12,433,073
                                                                                                    -----------
                                                                                                     21,105,825

Computer Software--7.0%
Capcom Co. Ltd.                                                                      438,100         12,418,527
Eidos plc/1/                                                                       2,244,900          7,563,430
Infosys Technologies Ltd.                                                            151,100         12,282,037
Koei Co. Ltd.                                                                        231,500          7,427,104
Konami Co. Ltd.                                                                      184,900          6,262,451
NIIT Ltd.                                                                          1,478,700          6,680,836
Unit 4 Agresso NV/1/                                                                 848,300          8,773,008
                                                                                                    -----------
                                                                                                     61,407,393

Communications Equipment--0.1%
Pace Micro Technology plc                                                            130,300            758,149
Electronics--5.4%
Art Advanced Research Technologies, Inc./1,4/                                      1,901,125          5,559,070
ASM International NV/1/                                                              484,100          7,169,521
Electrocomponents plc                                                                626,200          4,500,840
Hamamatsu Photonics K.K.                                                             608,000         15,160,494
Hoya Corp.                                                                            93,300          6,138,158
Keyence Corp.                                                                         31,100          5,491,504
Sony Corp.                                                                            78,767          3,716,994
                                                                                                    -----------
                                                                                                     47,736,581

Transportation--1.1%
Shipping--1.1%
Smit Internationale NV, CVA                                                          365,104          7,617,099
Tsakos Energy Navigation Ltd./1,4/                                                   204,400          1,773,352
                                                                                                    -----------
                                                                                                      9,390,451

Utilities--1.0%
Electric Utilities--1.0%
Nordex AG/1/                                                                       1,367,900          8,573,724
                                                                                                    -----------
Total Common Stocks (Cost $965,768,784)                                                             804,451,725

                  17 | OPPENHEIMER INTERNATIONAL GROWTH FUND

STATEMENT OF INVESTMENTS Continued

                                                                                                   Market Value
                                                                                      Shares        See Note 1
---------------------------------------------------------------------------------------------------------------

Preferred Stocks--1.9%
Ceres, Inc., $4.00 Cv., Series C-1/1,4/                                               44,515       $    267,090
---------------------------------------------------------------------------------------------------------------
Ceres, Inc.:
Cv., Series C /1,4/                                                                  600,000          3,600,000
Cv., Series D /1,4/                                                                  418,000          2,508,000
---------------------------------------------------------------------------------------------------------------
Oxagen Ltd. /1,3,4/                                                                1,250,000          2,139,150
---------------------------------------------------------------------------------------------------------------
Fresenius Medical Care AG, Preferred                                                 176,000          8,037,110
                                                                                                   ------------
Total Preferred Stocks (Cost $15,177,189)                                                            16,551,350

                                                                                       Units
---------------------------------------------------------------------------------------------------------------
Rights, Warrants and Certificates--0.0%
Ceres Group, Inc., Series C Wts., Exp. 12/30/01/1/                                    20,032                 --
---------------------------------------------------------------------------------------------------------------
Ceres Group, Inc., Series D Wts., Exp. 12/31/30/1/                                    41,800                 --
                                                                                                   ------------
Total Rights, Warrants and Certificates (Cost $0)                                                            --

                                                                                    Principal
                                                                                     Amount
---------------------------------------------------------------------------------------------------------------
Repurchase Agreements--8.2%
Repurchase agreement with Banque Nationale De Paris,
2.05%, dated 11/30/01, to be repurchased at $16,002,733
on 12/3/01, collateralized by U.S. Treasury Nts., 6.25%, 6/30/02,
with a value of $16,362,045                                                      $16,000,000         16,000,000
---------------------------------------------------------------------------------------------------------------
Repurchase agreement with PaineWebber, Inc.,
2.12%, dated 11/30/01, to be repurchased at $56,389,960
on 12/3/01, collateralized by Federal National Mortgage Assn.,
6%--6.50%, 5/1/16--11/1/31, with a value of $42,706,654 and
Federal Home Loan Mortgage Corp., 6%--7%, 10/1/16-11/1/31,
with a value of $14,890,413                                                       56,380,000         56,380,000
                                                                                                   ------------
Total Repurchase Agreements (Cost $72,380,000)                                                       72,380,000

---------------------------------------------------------------------------------------------------------------
Total Investments, at Value (Cost $1,053,325,973)                                      101.2%       893,383,075
---------------------------------------------------------------------------------------------------------------
Liabilities in Excess of Other Assets                                                   (1.2)       (10,496,394)
                                                                                 ------------------------------
Net Assets                                                                             100.0%      $882,886,681
                                                                                 ==============================

                  18 | OPPENHEIMER INTERNATIONAL GROWTH FUND

Footnotes to Statement of Investments

1. Non-income-producing security.
2. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $12,143,087 or 1.38% of the Fund's net assets as of November 30, 2001.
3. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended November 30,
2001. The aggregate fair value of securities of affiliated companies held by the
Fund as of November 30, 2001, amounts to $17,645,204. Transactions during the period in which the issuer was an affiliate are as follows:

                                                                                                 Unrealized
                              Shares           Gross            Gross            Shares        Appreciation    Dividend
                       Nov. 30, 2000       Additions       Reductions     Nov. 30, 2001       (Depreciation)     Income
-----------------------------------------------------------------------------------------------------------------------

Stocks and/or Warrants
LG Home Shopping, Inc.        94,761         257,711               --           352,472            (232,694)    $64,467
Oxagen Ltd.                       --       1,250,000               --         1,250,000             (71,550)         --
                                                                                                                -------
                                                                                                                $64,467
                                                                                                                =======

 4. Identifies issues considered to be illiquid or restricted--See Note 6 of
Notes to Financial Statements.

Distribution of investments representing geographic diversification, as a percentage of total investments at value, is as follows:

Geographical Diversification                                   Market Value        Percent
------------------------------------------------------------------------------------------

Great Britain                                                  $168,379,880           18.9%
Japan                                                           146,473,616           16.4
The Netherlands                                                 121,869,461           13.6
France                                                           94,710,654           10.6
United States                                                    79,880,090            8.9
Germany                                                          64,375,586            7.2
India                                                            45,407,725            5.1
Brazil                                                           35,646,524            4.0
Canada                                                           24,993,626            2.8
Korea, Republic of (South)                                       23,826,250            2.7
Spain                                                            12,987,687            1.5
Switzerland                                                      12,222,006            1.4
Australia                                                         9,950,040            1.1
Ireland                                                           9,769,967            1.1
Mexico                                                            8,536,200            1.0
Croatia                                                           8,313,830            0.9
Italy                                                             8,064,161            0.9
Portugal                                                          6,567,629            0.7
Denmark                                                           4,721,766            0.5
Lebanon                                                           3,829,258            0.4
Norway                                                            1,773,352            0.2
Sweden                                                            1,083,767            0.1
                                                               ---------------------------
Total                                                          $893,383,075          100.0%
                                                               ===========================

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES November 30, 2001

-------------------------------------------------------------------------------------------

Assets

Investments, at value--see accompanying statement:

Unaffiliated companies (cost $1,035,376,525)                                $ 875,737,871
Affiliated companies (cost $17,949,448)                                        17,645,204
                                                                            ---------------
                                                                              893,383,075

-------------------------------------------------------------------------------------------
Cash                                                                            1,578,292
-------------------------------------------------------------------------------------------
Unrealized appreciation on foreign currency contracts                              27,509
-------------------------------------------------------------------------------------------
Receivables and other assets:
Shares of beneficial interest sold                                              9,061,269
Interest and dividends                                                          1,203,273
Investments sold                                                                  163,125
Other                                                                               3,275
                                                                            ---------------
Total assets                                                                  905,419,818

-------------------------------------------------------------------------------------------
Liabilities

Unrealized depreciation on foreign currency contracts                                 527
-------------------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased                                                          16,841,256
Shares of beneficial interest redeemed                                          4,958,669
Distribution and service plan fees                                                322,468
Trustees' compensation                                                            131,672
Shareholder reports                                                                23,836
Transfer and shareholder servicing agent fees                                      20,453
Other                                                                             234,256
                                                                            ---------------
Total liabilities                                                              22,533,137
-------------------------------------------------------------------------------------------
Net Assets                                                                  $ 882,886,681
                                                                            ===============
-------------------------------------------------------------------------------------------
Composition of Net Assets

Paid-in capital                                                           $ 1,131,177,318
-------------------------------------------------------------------------------------------
Accumulated net investment income                                               1,431,640
-------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and
foreign currency transactions                                                (89,762,757)
-------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and
translation of assets and liabilities denominated in foreign currencies      (159,959,520)
                                                                            ---------------
Net Assets                                                                  $ 882,886,681
                                                                            ===============

--------------------------------------------------------------------------------
Net Asset Value Per Share

Class A Shares:
Net asset value and redemption price per share (based on net assets of $535,615,139 and 35,804,517 shares of beneficial interest
outstanding)                                                            $14.96
Maximum offering price per share (net asset value plus sales
charge of 5.75% of offering price)                                      $15.87
--------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $230,085,237 and 16,042,123 shares of beneficial interest
outstanding)                                                            $14.34
--------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $114,084,071 and 7,941,779 shares of beneficial interest
outstanding)                                                            $14.37
--------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $3,102,234 and 207,809 shares of beneficial interest
outstanding)                                                            $14.93

See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended November 30, 2001

-------------------------------------------------------------------------------------------

Investment Income

Dividends:
Unaffiliated companies (net of foreign withholding taxes of $1,431,047)   $    15,701,401
Affiliated companies (net of foreign withholding taxes of $16,781)                 64,467
-------------------------------------------------------------------------------------------
Interest                                                                        2,871,679
                                                                          -----------------
Total income                                                                   18,637,547

-------------------------------------------------------------------------------------------
Expenses

Management fees                                                                 7,087,397
-------------------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                                         1,321,113
Class B                                                                         2,627,971
Class C                                                                         1,227,443
Class N                                                                             4,298
-------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                         1,688,529
Class B                                                                           819,868
Class C                                                                           386,605
Class N                                                                             3,301
-------------------------------------------------------------------------------------------
Custodian fees and expenses                                                       511,645
-------------------------------------------------------------------------------------------
Trustees' compensation                                                             83,119
-------------------------------------------------------------------------------------------
Other                                                                             220,009
                                                                          -----------------
Total expenses                                                                 15,981,298
Less reduction to custodian expenses                                              (6,025)
Less voluntary waiver of transfer and shareholder
servicing agent fees--Classes A, B, C and N                                       (72,470)
                                                                          -----------------
Net expenses                                                                   15,902,803

-------------------------------------------------------------------------------------------
Net Investment Income                                                           2,734,744

-------------------------------------------------------------------------------------------
Realized and Unrealized Gain (Loss)

Net realized gain (loss) on:
Investments                                                                  (55,838,996)
Foreign currency transactions                                                (19,340,429)
                                                                          -----------------
Net realized gain (loss)                                                     (75,179,425)

-------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:

Investments                                                                 (132,852,581)
Translation of assets and liabilities denominated in foreign currencies       (2,212,404)
-------------------------------------------------------------------------------------------
Net change                                                                  (135,064,985)
                                                                          -----------------
Net realized and unrealized gain (loss)                                     (210,244,410)

-------------------------------------------------------------------------------------------
Net Decrease in Net Assets Resulting from Operations                      $ (207,509,666)
                                                                          =================

See accompanying Notes to Financial Statements.

                   22 | OPPENHEIMER INTERNATIONAL GROWTH FUND

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended November 30,                                                                     2001              2000
--------------------------------------------------------------------------------------------------------------------

Operations
Net investment income (loss)                                                     $   2,734,744     $   (1,167,125)
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                           (75,179,425)          88,209,618
--------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                              (135,064,985)       (138,432,170)
                                                                                 -----------------------------------
Net increase (decrease) in net assets resulting from operations                   (207,509,666)        (51,389,677)

--------------------------------------------------------------------------------------------------------------------
Dividends and/or Distributions to Shareholders

Distributions from net realized gain:
Class A                                                                            (22,911,383)         (2,338,269)
Class B                                                                            (13,439,801)         (1,929,730)
Class C                                                                             (5,572,381)           (575,074)
Class N                                                                                      --                  --

--------------------------------------------------------------------------------------------------------------------
Beneficial Interest Transactions

Net increase (decrease) in net assets resulting from
beneficial interest transactions:
Class A                                                                             195,231,062         299,436,909
Class B                                                                              33,151,063         114,422,426
Class C                                                                              35,618,668          73,282,592
Class N                                                                               3,165,705                  --

--------------------------------------------------------------------------------------------------------------------
Net Assets

Total increase                                                                       17,733,267         430,909,177
--------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                 865,153,414         434,244,237
                                                                                 -----------------------------------
End of period [including accumulated net investment
income (loss) of $1,431,640 and $(227,882), respectively]                        $  882,886,681      $  865,153,414
                                                                                 ===================================

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Class A Year Ended November 30,                            2001           2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------------------------

Per Share Operating Data
Net asset value, beginning of period                    $ 19.77        $ 19.22         $ 15.11         $ 14.37         $ 11.74
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                                .06          (.01)           (.02)             .05            (.05)/1/
Net realized and unrealized gain (loss)                   (3.93)          .77            5.02              .91            2.68/1/
                                                        --------------------------------------------------------------------------
Total income (loss) from
investment operations                                     (3.87)          .76            5.00              .96            2.63
----------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                         --             --           (.13)              --              --
Distributions from net realized gain                       (.94)          (.21)          (.76)            (.22)             --
                                                        --------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                            (.94)          (.21)          (.89)            (.22)             --
----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                          $ 14.96        $ 19.77        $ 19.22          $ 15.11         $ 14.37
                                                        ==========================================================================
----------------------------------------------------------------------------------------------------------------------------------
Total Return, at Net Asset Value/2/                      (20.58)%         3.92%         35.31%            6.78%          22.40%

----------------------------------------------------------------------------------------------------------------------------------
Ratios/Supplemental Data

Net assets, end of period (in thousands)               $535,615       $478,680       $208,981         $186,859        $122,720
----------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                      $536,366       $418,537       $180,719         $175,022         $66,156
----------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment income (loss)                               0.62%          0.22%         (0.15)%           0.44%          (0.36)%
Expenses                                                   1.42%          1.38%          1.55%            1.40%/4/        1.78%/4/
----------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                      33%            61%            75%             82%              64%

1. Based on average shares outstanding for the period.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

Class B   Year Ended November 30,                        2001           2000            1999           1998           1997
--------------------------------------------------------------------------------------------------------------------------------

Per Share Operating Data
Net asset value, beginning of period                   $19.14         $18.75          $14.76         $14.15         $11.65
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                      (.01)          (.08)           (.14)          (.03)          (.12)/1/
Net realized and unrealized gain (loss)                 (3.85)           .68            4.92            .86           2.62/1/
                                                       -------------------------------------------------------------------------
Total income (loss) from
investment operations                                   (3.86)           .60            4.78            .83           2.50
--------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                       --             --            (.03)            --             --
Distributions from net realized gain                     (.94)          (.21)           (.76)          (.22)            --
                                                       -------------------------------------------------------------------------
Total dividends and/or
distributions to shareholders                            (.94)          (.21)           (.79)          (.22)            --
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                         $14.34         $19.14          $18.75         $14.76         $14.15
                                                      ==========================================================================

--------------------------------------------------------------------------------------------------------------------------------
Total Return, at Net Asset Value/2/                    (21.23)%         3.16%          34.32%          5.95%         21.46%

--------------------------------------------------------------------------------------------------------------------------------
Ratios/Supplemental Data
Net assets, end of period (in thousands)             $230,085       $273,243        $176,021       $142,127        $90,565
--------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                    $262,745       $276,393        $145,203       $125,772        $45,553
--------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment loss                                     (0.15)%        (0.56)%         (0.91)%        (0.34)%        (1.14)%
Expenses                                                 2.17%          2.14%           2.31%          2.18%/4/       2.56%/4/
--------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    33%            61%             75%            82%            64%

1. Based on average shares outstanding for the period.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

                                                                                                      Class C         Class N
                                                                                                         Year          Period
                                                                                                        Ended           Ended
                                                                                                     Nov. 30,        Nov. 30,
                                                         2001          2000        1999      1998        1997         2001/1/
-------------------------------------------------------------------------------------------------------------------------------

Per Share Operating Data

Net asset value, beginning of period                   $19.16        $18.77      $14.78    $14.17      $11.66          $18.74
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                              --/2/       (.04)       (.13)     (.03)        (.13)/3/        .01
Net realized and unrealized gain (loss)                (3.85)           .64        4.91       .86        2.64/3/       (3.82)
                                                  -----------------------------------------------------------------------------
Total income (loss) from
investment operations                                  (3.85)           .60        4.78       .83        2.51          (3.81)
-------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                       --            --       (.03)        --          --              --
Distributions from net realized gain                    (.94)         (.21)       (.76)     (.22)          --              --
                                                  -----------------------------------------------------------------------------
Total dividends and/or
distributions to shareholders                           (.94)         (.21)       (.79)     (.22)          --              --
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                         $14.37        $19.16      $18.77    $14.78      $14.17          $14.93
                                                  =============================================================================
-------------------------------------------------------------------------------------------------------------------------------
Total Return, at Net Asset Value/4/                    (21.16)%        3.16%      34.28%     5.94%      21.53%         (20.33)%

-------------------------------------------------------------------------------------------------------------------------------
Ratios/Supplemental Data

Net assets, end of period (in thousands)             $114,084      $113,230     $49,242   $36,776     $21,908          $3,102
-------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                    $122,775       $98,110     $39,641   $32,460     $10,864          $1,152
-------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:/5/
Net investment income (loss)                          (0.14)%       (0.53)%     (0.92)%   (0.34)%     (1.18)%           0.18%
Expenses                                                2.17%         2.14%       2.32%    2.17%/6/    2.55%/6/         1.74%
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   33%           61%         75%       82%         64%             33%

1. For the period from March 1, 2001 (inception of offering) to November 30,
2001.
2. Less than $0.005 per share.
3. Based on average shares outstanding for the period.
4. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
5. Annualized for periods of less than one full year.
6. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
1. Significant Accounting Policies

Oppenheimer International Growth Fund (the Fund) is registered under the
Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund's investment objective is to seek long-term capital appreciation. The Fund's investment advisor is OppenheimerFunds, Inc. (the
Manager).
     The Fund offers Class A, Class B, Class C and Class N shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge
(CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A,
B, C and N have separate distribution and/or service plans. Class B shares will automatically convert to Class A shares six years after the date of purchase.
Beginning September 1, 2001, the Fund assesses a 2% fee on the proceeds of Fund shares that are redeemed (either by selling or exchanging to another Oppenheimer fund) within 30 days of their purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

NOTES TO FINANCIAL STATEMENTS Continued

--------------------------------------------------------------------------------
1. Significant Accounting Policies Continued

Repurchase Agreements. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.
--------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

As of November 30, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

            Expiring
            ------------------------------------------
            2009                           $80,843,212

As of November 30, 2001, the Fund had approximately $8,809,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010. Additionally, the Fund had approximately
$23,000 of post-October foreign currency losses which were deferred. If unutilized by the Fund in the following fiscal year, such losses will expire.
--------------------------------------------------------------------------------
Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the
Fund's independent Board of Trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended
November 30, 2001, the Fund's projected benefit obligations were increased by
$50,278 and payments of $1,809 were made to retired trustees, resulting in an accumulated liability of $126,820 as of November 30, 2001.
     The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund. Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more Oppenheimer funds selected by the trustee. The amount paid to the Board of Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
     The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended November 30, 2001, amounts have been reclassified to reflect an increase in paid-in capital of $41,561, a decrease in accumulated net investment income of $1,075,222, and a decrease in accumulated net realized loss on investments of $1,033,661. Net assets of the Fund were unaffected by the reclassifications.
--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                  29 | OPPENHEIMER INTERNATIONAL GROWTH FUND

NOTES TO FINANCIAL STATEMENTS Continued

--------------------------------------------------------------------------------
2.Shares of Beneficial Interest

The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                         Year Ended November 30, 2001/1/             Year Ended November 30, 2000
                                           Shares                 Amount            Shares                 Amount
-----------------------------------------------------------------------------------------------------------------

Class A
Sold                                  108,489,049        $ 1,945,995,797        76,011,738        $ 1,793,646,337
Dividends and/or
distributions reinvested                  929,206             17,682,799           107,442              2,137,021
Redeemed                              (97,825,030)        (1,768,447,534)      (62,783,039)        (1,496,346,449)
                                      ---------------------------------------------------------------------------
Net increase (decrease)                11,593,225        $   195,231,062        13,336,141        $   299,436,909
                                      ===========================================================================
-----------------------------------------------------------------------------------------------------------------
Class B
Sold                                    8,047,368        $   137,864,302        10,533,589         $  244,951,984
Dividends and/or
distributions reinvested                  644,557             11,853,418            95,979              1,861,912
Redeemed                               (6,928,344)          (116,566,657)       (5,739,196)          (132,391,470)
                                      ---------------------------------------------------------------------------
Net increase (decrease)                 1,763,581        $    33,151,063         4,890,372        $   114,422,426
                                      ===========================================================================
-----------------------------------------------------------------------------------------------------------------
Class C
Sold                                   15,378,417        $   267,377,719        16,858,318        $   390,185,202
Dividends and/or
distributions reinvested                  240,466              4,429,384            27,786                539,702
Redeemed                              (13,585,578)          (236,188,435)      (13,601,068)          (317,442,312)
                                      ---------------------------------------------------------------------------
Net increase (decrease)                 2,033,305        $    35,618,668         3,285,036        $    73,282,592
                                      ===========================================================================
-----------------------------------------------------------------------------------------------------------------
Class N
Sold                                      220,109        $     3,343,158                --        $            --
Dividends and/or
distributions reinvested                       --                     --                --                     --
Redeemed                                  (12,300)              (177,453)               --                     --
                                      ---------------------------------------------------------------------------
Net increase (decrease)                   207,809        $     3,165,705                --        $            --
                                      ===========================================================================

1. For the year ended November 30, 2001, for Class A, B and C shares and for the period from March 1, 2001 (inception of offering) to November 30, 2001, for
Class N shares.

                  30 | OPPENHEIMER INTERNATIONAL GROWTH FUND

--------------------------------------------------------------------------------
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended November 30, 2001, were
$534,115,122 and $288,295,543, respectively.

As of November 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $1,053,413,958 was:

      Gross unrealized appreciation                         $  53,635,388
      Gross unrealized depreciation                          (213,666,271)
                                                            -------------
      Net unrealized appreciation (depreciation)            $(160,030,883)
                                                            =============

--------------------------------------------------------------------------------
4. Management Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.80% of the first $250 million of average annual net assets of the Fund, 0.77% of the next $250 million, 0.75% of the next $500 million, 0.69% of the next $1 billion, and 0.67% of average annual net assets in excess of $2 billion. The Fund's management fee for the year ended November 30, 2001, was an annualized rate of
0.77%.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed-upon per account fee. The Fund's transfer agent has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.35% per annum, effective October 1, 2001. This undertaking may be amended or withdrawn at any time.
--------------------------------------------------------------------------------
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                                         Class A
                       Aggregate       Front-End
                       Front-End           Sales     Commissions on     Commissions on     Commissions on    Commissions on
                   Sales Charges         Charges     Class A Shares     Class B Shares     Class C Shares    Class N Shares
                      on Class A     Retained by        Advanced by        Advanced by        Advanced by       Advanced by
Year Ended                Shares     Distributor     Distributor/1/     Distributor/1/     Distributor/1/    Distributor/1/
---------------------------------------------------------------------------------------------------------------------------

Nov. 30, 2001         $2,268,871       $330,999           $958,310         $2,010,709           $548,577            $28,417

1. The Distributor advances commission payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                  31 | OPPENHEIMER INTERNATIONAL GROWTH FUND

NOTES TO FINANCIAL STATEMENTS Continued

4. Management Fees and Other Transactions with Affiliates Continued
--------------------------------------------------------------------------------
                   Class A Contingent        Class B Contingent         Class C Contingent        Class N Contingent
                   Deferred Sales Charges    Deferred Sales Charges     Deferred Sales Charges    Deferred Sales Charges
Year Ended         Retained by Distributor   Retained by Distributor    Retained by Distributor   Retained by Distributor
-------------------------------------------------------------------------------------------------------------------------
Nov. 30, 2001                      $46,218                 $551,444                    $68,806                        $5

The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
Class A Service Plan Fees. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended November 30, 2001, payments under the Class A plan totaled $1,321,113, all of which were paid by the Distributor to recipients, and included $62,532 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.
--------------------------------------------------------------------------------
Class B, Class C and Class N Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.
   The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
   The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any

                   32 | OPPENHEIMER INTERNATIONAL GROWTH FUND

plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

Distribution fees paid to the Distributor for the year ended November 30, 2001, were as follows:

                                                                                                     Distributor's
                                                                                 Distributor's           Aggregate
                                                                                     Aggregate       Expenses as %
                         Total Payments         Amount Retained          Unreimbursed Expenses       of Net Assets
                             Under Plan          by Distributor                     Under Plan            of Class
------------------------------------------------------------------------------------------------------------------

Class B Plan                $ 2,627,971             $ 2,141,633                    $ 5,793,397               2.52%
Class C Plan                  1,227,443                 561,028                      1,665,274                1.46
Class N Plan                      4,298                   3,651                         26,325                0.85
-------------------------------------------------------------------------------------------------------------------

5. Foreign Currency Contracts

A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

   The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
Assets and Liabilities as a receivable or payable and in the Statement of
Operations with the change in unrealized appreciation or depreciation.

   The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

As of November 30, 2001, the Fund had outstanding foreign currency contracts as follows:

                                                  Contract Amount       Valuation as of              Unrealized         Unrealized
Contract Description        Expiration Dates               (000s)         Nov. 30, 2001            Appreciation       Depreciation
----------------------------------------------------------------------------------------------------------------------------------

Contracts to Purchase
Euro (EUR)                   12/3/01-12/4/01             EUR4,224            $ 3,781,346               $ 27,509                $--
Contracts to Sell
Euro (EUR)                           12/3/01               EUR129                115,240                     --                527
                                                                                                      -----------------------------
Total Unrealized
Appreciation
and Depreciation                                                                                       $ 27,509              $ 527
                                                                                                      =============================

                   33 | OPPENHEIMER INTERNATIONAL GROWTH FUND

NOTES TO FINANCIAL STATEMENTS Continued

6. Illiquid or Restricted Securities
--------------------------------------------------------------------------------
 As of November 30, 2001, investments in securities included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of November 30, 2001, was $15,846,662, which represents 1.79% of the Fund's net assets, of which
 $14,073,310 is considered restricted. Information concerning restricted securities is as follows:

                                                                                                                     Unrealized
                                                                                         Valuation as of           Appreciation
Security                                     Acquisition Dates              Cost           Nov. 30, 2001         (Depreciation)
--------------------------------------------------------------------------------------------------------------------------------
Stocks and Warrants

Art Advanced Research Technologies, Inc.               6/19/01        $7,500,000              $5,559,070            $(1,940,930)
Ceres, Inc., $4.00 Cv., Series C-1                      2/6/01           178,060                 267,090                 89,030
Ceres, Inc., Cv., Series C                              1/6/99         2,400,000               3,600,000              1,200,000
Ceres, Inc., Cv., Series D                             3/15/01         2,508,000               2,508,000                     --
Oxagen Ltd.                                           12/20/00         2,210,700               2,139,150               (71,550)
--------------------------------------------------------------------------------------------------------------------------------

7. Bank Borrowings

The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.

The Fund had no borrowings outstanding during the year ended or at November 30,
2001.

                   34 | OPPENHEIMER INTERNATIONAL GROWTH FUND

                                                        APPENDIX A

---------------------------------------------------------------------------------------------------------------------------
                                         Corporate Industry Classifications
---------------------------------------------------------------------------------------------------------------------------

Aerospace & Defense                                Household Durables
Air Freight & Couriers                             Household Products
Airlines                                           Industrial Conglomerates
Auto Components                                    Insurance
Automobiles                                        Internet & Catalog Retail
Banks                                              Internet Software & Services
Beverages                                          Information Technology Consulting & Services
Biotechnology                                      Leisure Equipment & Products
Building Products                                  Machinery
Chemicals                                          Marine
Commercial Services & Supplies                     Media
Communications Equipment                           Metals & Mining
Computers & Peripherals                            Multiline Retail
Construction & Engineering                         Multi-Utilities
Construction Materials                             Office Electronics
Containers & Packaging                             Oil & Gas
Distributors                                       Paper & Forest Products
Diversified Financials                             Personal Products
Diversified Telecommunication Services             Pharmaceuticals
Electric Utilities                                 Real Estate
Electrical Equipment                               Road & Rail
Electronic Equipment & Instruments                 Semiconductor Equipment & Products
Energy Equipment & Services                        Software
Food & Drug Retailing                              Specialty Retail
Food Products                                      Textiles & Apparel
Gas Utilities                                      Tobacco
Health Care Equipment & Supplies                   Trading Companies & Distributors
Health Care Providers & Services                   Transportation Infrastructure
Hotels Restaurants & Leisure                       Water Utilities
                                                   Wireless Telecommunication Services

                                                        Appendix B

                              OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares11 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.12  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the
"Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of
the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
         1)   plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
         2)   non-qualified deferred compensation plans,
         3)   employee benefit plans13
         4)   Group Retirement Plans14
         5)   403(b)(7) custodial plan accounts
         6)   Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the "Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

                      I. Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
---------------------------------------------------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to the
Class A Contingent Deferred Sales Charge (unless a waiver applies).

     There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and Rochester Fund Municipals) of the
beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the
Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."15 This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans (other than IRA or
         403(b)(7) Custodial Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3) certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
         1)   through a broker, dealer, bank or registered investment advisor that has made special arrangements with the
              Distributor for those purchases, or
         2)   by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
         1)   The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").
         2)   The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable
              Investments.
         3)   The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases by a Retirement Plan whose record keeper had a cost-allocation agreement with the Transfer Agent on or before March 1, 2001.

     II. Waivers of Class A Sales Charges of Oppenheimer Funds

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the
         Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews;
         relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisors that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment advisor provides administration services.
|_|      Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a
         Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the
         Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other
         Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the
         Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust
         Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the
         Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
         1)   Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
         2)   To return excess contributions.
         3)   To return contributions made due to a mistake of fact.
         4)   Hardship withdrawals, as defined in the plan.16
         5)   Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an
              IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
         6)   To meet the minimum distribution requirements of the Internal Revenue Code.
         7)   To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
         8)   For loans to participants or beneficiaries.
         9)   Separation from service.17
         10)  Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
              Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
         11)  Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an
              OppenheimerFunds-sponsored IRA.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|      For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|      For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.

                       III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
-----------------------------------------------------------------------------------------------------------------------------
The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable
         Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the
         Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions18 from Retirement Plans or other employee benefit plans for any of the following purposes:
         1)   Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an
              Oppenheimer fund.
         2)   To return excess contributions made to a participant's account.
         3)   To return contributions made due to a mistake of fact.
         4)   To make hardship withdrawals, as defined in the plan.19
         5)   To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
         6)   To meet the minimum distribution requirements of the Internal Revenue Code.
         7)   To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
         8)   For loans to participants or beneficiaries.20
         9)   On account of the participant's separation from service.21
         10)  Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
              Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
         11)  Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
         12)  For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         13)  Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement
              Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         14)  For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a
         Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

 IV. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Former Quest
                                                      for Value Funds
---------------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for
Value Funds.  Those funds include:
     Oppenheimer Quest Value Fund, Inc.              Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund           Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former
         Quest for Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

---------------------------------------------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|      Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o        Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
o        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the
                  Unified Funds.

|X|      Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement
Income Security Act of 1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an
Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
o        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995. In the
     following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
     Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to
     November 24, 1995:
o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
o        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

        V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                         Connecticut Mutual Investment Accounts, Inc.
----------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment advisor to the
Former Connecticut Mutual Funds:
     Connecticut Mutual Liquid Account      Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account            CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account      CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut Mutual
     Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March
     18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
         1)   persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on
              Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former
              Connecticut Mutual Funds, and
         2)   persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.
|X|

                           Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
         1)   any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
              Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined
              Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut Mutual Funds or a Fund into which such Fund merged;
         2)   any participant in a qualified plan, provided that the total initial amount invested by the plan in the
              Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
         3)   Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
         4)   employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
         5)   one or more members of a group of at least 1,000 persons (and persons who are retirees from such group)
              engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group;
              and
         6)   an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former
Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a
Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an
Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual
Fund must have been purchased prior to March 18, 1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
     3)  for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under
         Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
     6)  in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
     8)  in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
     9)  as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

               VI. Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.
----------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income Fund and
Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance
America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.

            VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
---------------------------------------------------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their "immediate families" as defined in the
         Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

---------------------------------------------------------------------------------------------------------------------------
Oppenheimer International Growth Fund
---------------------------------------------------------------------------------------------------------------------------

Internet Website:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         The Bank of New York
         One Wall Street
         New York, New York 10015

Independent Auditors
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel
          Mayer, Brown, Rowe and Maw
          1675 Broadway
          New York, NY 10019-5820

(OppenheimerFunds logo)

PX825.sai_March_2002